Exhibit 99.10

Strictly Private & Confidential Project Keystone Valuation Report 2023

Strictly Private & Confidential © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 1 ▪ This Valuation Report (this “Material”), references to which and to any information contained herein shall be deemed to include any information, in writing or orally, supplied in connection herewith or in connection with any further enquiries, has been prepared by KPMG Samjong Accounting Corp . (“KPMG”) on behalf of K Enter Holdings Inc . (the “Company”) based on information provided by the Company which has not been independently verified by KPMG . 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The Company and KPMG reserve the right to amend the proposed timetable and procedure, to negotiate with one or more Investors to the exclusion of one or more of any others without giving prior notice thereto, to terminate the procedure and to terminate any discussions and negotiations with any Investor at any time, for any reason and without giving any reasons . ▪ KPMG is a Korean limited liability company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited (“KPMG International”), a private English company limited by guarantee . KPMG International provides no client services . No member firm has any authority to obligate or bind KPMG International or any other member firm vis - à - vis third parties, nor does KPMG International have any such authority to obligate or bind any member firm . All rights reserved . Printed in Korea . Disclaimer

Glossary

Strictly Private & Confidential

Target	K · Enter Holdings, 7 subsidiaries and K · Enter Drama Team
A	Actual
ASP	Average Selling Price
BEP	Break-even Point
Bn	Billion
CAGR	Compound Annual Growth Rate
CapEx	Capital Expenditure
COGS	Cost of Goods Sold
Consol.	Consolidated or Consolidation
CG	Computer Graphics
CPI	Consumer Price Index
D&A	Depreciation and Amortization
DCF	Discounted Cash Flow
E	Estimated
EBIT	Earnings Before Interest and Tax
EBITDA	Earnings Before Interest, Tax, Depreciation, and Amortization
EV	Enterprise Value
FCFF	Free Cash Flow to Firm
FY	Fiscal Year
IBD	Interest Bearing Debt
IPO	Initial Public Offering
k	Thousand
LTM	Last Twelve Months
MD	Merchandise: Fandom-targeted items
Mn	Million
MKT Cap	Market Capitalization
NOA	Non-operating Assets
NOPLAT	Net Operating Profit Less Adjusted Less Adjusted Tax
NWC	Net Working Capital
OTT	Over the Top: Service providing various types of media contents
PBT	Profit Before Tax
PV	Present Value
P&A	Print & Advertising Expenses
SG&A	Selling, General, and Administrative Expenses
Tn	Trillion
YoY	Year on Year
WACC	Weighted Average Cost of Capital
VFX	Visual Effects

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.
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Contents Strictly Private & Confidential 004 Executive Summary I. 005 Valuation Summary 007 DCF Result 026 Multiple Analysis 035 Business Plan Analysis II. 036 Play Company 054 The Lamp 068 Bidangil Pictures 082 Apeitda 096 First Virtual Lab 110 Studio Anseillen 124 Solaire Partners 137 K · Enter Drama Team

Strictly Private & Confidential I. Executive Summary

Strictly Private & Confidential Valuation Summary

K · Enter Holdings | Valuation Summary

Strictly Private & Confidential

Using the trading and transaction multiples, the equity value is estimated to be KRW 743,578 ~ 835,892 Million. By DCF Method, the value is calculated to be KRW 827,409 Million.

Valuation Summary[1)]


(Unit: KRW mn)
Discounted Cash Flow
827,409
(USD 636,469k)
752,326
(USD 578,713k)
918,834
(USD 706,795k)
Fwd Trading EV/Sales Multiples (2023F)
756,040
(USD 581,569k)
743,578
(USD 571,983k)
768,502
(USD 591,155k)
Fwd Trading EV/EBITDA Multiples (2025F)
805,774
(USD 619,816k)
798,827
(USD 614,482k)
812,720
(USD 625,170k)
Transaction Multiples
809,254
(USD 622,503k)
782,616
(USD 602,013k)
835,892
(USD 642,994k)

Discounted Cash Flow

- Based on KPMG analysis, the equity value is calculated by discounting the estimated cash flows of the Target for 5 years.
  - ✓ Equity Value: KRW 752,326mn ~ KRW 918,834mn (USD 578,713k ~ USD 706,795k)

Forward Trading EV/Sales Multiples (2023F)

- 2023(F) EV / Sales Multiple : 2.9x ~ 3.0x
  - ✓ Equity Value: KRW 743,578mn ~ KRW 768,502mn (USD 571,983k ~ USD 591,155k)

Forward Trading EV/EBITDA Multiples (2025F)

- EV / EBITDA Multiple : 11.2x ~ 11.4x
  - ✓ Equity Value: KRW 798,827mn ~ KRW 812,720mn (USD 614,482k ~ USD 625,170k)

Transaction Multiples

- EV / EBITDA Multiple : 14.3x ~ 15.3x
- Discount Factor & Period : 0.767 & 2.5 years
  - ✓ Equity Value: KRW 782,616mn ~ KRW 835,892mn (USD 602,013k ~ USD 642,994k)

Note: 1) The exchange rate of 1 USD to KRW 1,300 apply. Source: Capital IQ, Bloomberg, KPMG Analysis

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

6

Strictly Private & Confidential DCF Result

Strictly Private & Confidential K · Enter Holdings | DCF Result Discounted Cash Flow (DCF) result of the Target is as follows. DCF Result Forecast Historical K · Enter Holdings Terminal 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) 709,691 702,665 599,883 469,860 384,525 249,240 198,567 180,888 114,379 Revenue 1.0% 17.1% 27.7% 22.2% 54.3% 25.5% 9.8% 58.1% % Growth 575,746 570,046 499,005 386,498 330,158 221,951 175,306 160,582 95,639 COGS 81.1% 81.1% 83.2% 82.3% 85.9% 89.1% 88.3% 88.8% 83.6% % Revenue 133,945 132,619 100,877 83,362 54,367 27,289 23,261 20,306 18,739 Gross Profit 18.9% 18.9% 16.8% 17.7% 14.1% 10.9% 11.7% 11.2% 16.4% % Margin 19,657 19,462 17,931 17,265 15,887 12,764 10,239 9,249 10,739 SG&A 2.8% 2.8% 3.0% 3.7% 4.1% 5.1% 5.2% 5.1% 9.4% % Revenue 114,288 113,157 82,946 66,097 38,479 14,525 13,022 11,057 8,001 EBIT 16.1% 16.1% 13.8% 14.1% 10.0% 5.8% 6.6% 6.1% 7.0% % Margin 27,196 26,922 19,611 15,533 8,850 3,174 Tax 87,092 86,235 63,335 50,563 29,629 11,352 NOPLAT 2,255 2,274 3,372 3,138 2,952 Adding: D&A 2,447 2,553 3,317 2,457 2,591 Deducting: CAPEX (19,756) (4,596) (28,010) 38,465 (19,495) 26,325 Deducting: ټ NWC 106,848 90,639 91,066 12,153 49,806 (14,613) FCFF 4.50 4.50 3.50 2.50 1.50 0.50 Discount Period 0.62 0.62 0.69 0.77 0.85 0.95 Discount Rate 649,675 56,214 62,804 9,320 42,474 (13,857) PV of FCFF 156,954 Accumulated PV of FCFF 649,675 PV of Terminal Value 806,629 Operating Value 731,546 773,288 819,259 761,433 806,629 856,625 794,250 843,406 898,053 12.2% 11.7% 11.2% 10.7% 10.2% 668,785 704,213 742,925 785,385 832,147 693,486 870,114 720,392 912,208 749,812 959,141 782,116 830,451 884,181 944,243 1,011,798 WACC 0.0% 0.5% 1.0% TGR 1.5% 2.0% 1.0% Terminal Growth Rate 11.2% WACC Valuation Result Max Mid Min 898,053 806,629 731,546 Operating Value 36,827 36,827 36,827 Non - operating Asset 934,881 843,456 768,373 Enterprise Value 16,047 16,047 16,047 Interest Bearing Debt 918,834 827,409 752,326 100% Equity Value (Unit: KRW mn) Source: KPMG Analysis, the Targets’ business plans © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 8

K · Enter Holdings | Income Statement

Strictly Private & Confidential

The following is the consolidated income statement from 2022 onwards, which includes the 2020 and 2021's income statements that are simply the sum of individual financial statements of 7 subsidiaries.

Consolidated Income Statement

Income Statement	Historical			Forecast				
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Revenue	114,379	180,888	198,567	249,240	384,525	469,860	599,883	702,665
% Growth		*58.1%*	*9.8%*	*25.5%*	*54.3%*	*22.2%*	*27.7%*	*17.1%*
COGS	95,639	160,582	175,306	221,951	330,158	386,498	499,005	570,046
% Revenue	*83.6%*	*88.8%*	*88.3%*	*89.1%*	*85.9%*	*82.3%*	*83.2%*	*81.1%*
Gross Profit	18,739	20,306	23,261	27,289	54,367	83,362	100,877	132,619
% Margin	*16.4%*	*11.2%*	*11.7%*	*10.9%*	*14.1%*	*17.7%*	*16.8%*	*18.9%*
SG&A	10,739	9,249	10,239	12,764	15,887	17,265	17,931	19,462
% Revenue	*9.4%*	*5.1%*	*5.2%*	*5.1%*	*4.1%*	*3.7%*	*3.0%*	*2.8%*
EBIT	8,001	11,057	13,022	14,525	38,479	66,097	82,946	113,157
% Margin	*7.0%*	*6.1%*	*6.6%*	*5.8%*	*10.0%*	*14.1%*	*13.8%*	*16.1%*
D&A	511	2,299	2,588	2,952	3,138	3,372	2,274	2,255
% Revenue	*0.4%*	*1.3%*	*1.3%*	*1.2%*	*0.8%*	*0.7%*	*0.4%*	*0.3%*
EBITDA	8,511	13,356	15,610	17,477	41,617	69,468	85,220	115,411
% Margin	*7.4%*	*7.4%*	*7.9%*	*7.0%*	*10.8%*	*14.8%*	*14.2%*	*16.4%*
Interest Income	150	280	343	1,320	1,720	2,522	3,620	5,101
Interest Expense	25	93	117	65	33	32	29	107
Other Income(Expense)	1,172	(499)	(479)	(1,836)	(1,839)	(1,841)	(1,845)	(1,848)
PBT	9,298	10,745	12,769	13,945	38,328	66,745	84,692	116,302
% Margin	*8.1%*	*5.9%*	*6.4%*	*5.6%*	*10.0%*	*14.2%*	*14.1%*	*16.6%*
Tax	1,729	2,346	2,804	3,825	8,981	15,068	18,868	26,049
Net Income	7,568	8,399	9,964	10,120	29,347	51,677	65,824	90,253
% Margin	*6.6%*	*4.6%*	*5.0%*	*4.1%*	*7.6%*	*11.0%*	*11.0%*	*12.8%*

Source: KPMG Analysis, the Targets' business plans

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

9

K · Enter Holdings | Income Statement in USD

Strictly Private & Confidential

The following is the consolidated income statement from 2022 onwards, which includes the 2020 and 2021's income statements that are simply the sum of individual financial statements of 7 subsidiaries in USD.

Consolidated Income Statement in USD

Income Statement	Historical			Forecast				
(USD k)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Revenue	87,984	139,144	152,744	191,723	295,788	361,431	461,448	540,511
% Growth		*58.1%*	*9.8%*	*25.5%*	*54.3%*	*22.2%*	*27.7%*	*17.1%*
COGS	73,569	123,525	134,851	170,732	253,968	297,306	383,850	438,497
% Revenue	*83.6%*	*88.8%*	*88.3%*	*89.1%*	*85.9%*	*82.3%*	*83.2%*	*81.1%*
Gross Profit	14,415	15,620	17,893	20,991	41,821	64,125	77,598	102,014
% Margin	*16.4%*	*11.2%*	*11.7%*	*10.9%*	*14.1%*	*17.7%*	*16.8%*	*18.9%*
SG&A	8,261	7,115	7,876	9,818	12,221	13,281	13,793	14,971
% Revenue	*9.4%*	*5.1%*	*5.2%*	*5.1%*	*4.1%*	*3.7%*	*3.0%*	*2.8%*
EBIT	6,154	8,505	10,017	11,173	29,600	50,844	63,805	87,043
% Margin	*7.0%*	*6.1%*	*6.6%*	*5.8%*	*10.0%*	*14.1%*	*13.8%*	*16.1%*
D&A	393	1,769	1,991	2,270	2,414	2,594	1,749	1,734
% Revenue	*0.4%*	*1.3%*	*1.3%*	*1.2%*	*0.8%*	*0.7%*	*0.4%*	*0.3%*
EBITDA	6,547	10,274	12,008	13,444	32,013	53,437	65,554	88,778
% Margin	*7.4%*	*7.4%*	*7.9%*	*7.0%*	*10.8%*	*14.8%*	*14.2%*	*16.4%*
Interest Income	116	216	264	1,016	1,323	1,940	2,784	3,924
Interest Expense	19	71	90	50	25	24	22	82
Other Income(Expense)	901	(384)	(369)	(1,412)	(1,414)	(1,416)	(1,419)	(1,422)
PBT	7,152	8,266	9,822	10,727	29,483	51,343	65,148	89,463
% Margin	*8.1%*	*5.9%*	*6.4%*	*5.6%*	*10.0%*	*14.2%*	*14.1%*	*16.6%*
Tax	1,330	1,805	2,157	2,943	6,909	11,591	14,514	20,038
Net Income	5,822	6,461	7,665	7,784	22,574	39,752	50,634	69,425
% Margin	*6.6%*	*4.6%*	*5.0%*	*4.1%*	*7.6%*	*11.0%*	*11.0%*	*12.8%*

Note: 1) The exchange rate of 1 USD to KRW 1,300 apply. Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

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Strictly Private & Confidential Note: 1) The figures in the Consolidated BS in 2022 may differ from that of Financial Due Diligence team, since it is presented based on several assumptions that K - Enter Holdings acquired 7 subsidiaries in 2022. Source: KPMG Analysis, the Targets’ business plans © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 11 K · Enter Holdings | Balance Sheet The balance sheet, assuming the acquisition of the entire subsidiary at the end of 2022, is presented below. Consolidated Balance Sheet Forecast Historical Balance Sheet 2027F 2026F 2025F 2024F 2023F 2022A 1) 2021A 2020A (KRW Mn) 894,212 812,337 742,931 660,712 633,174 577,479 Total Assets 382,337 301,422 232,698 151,684 125,175 69,869 Current Assets 246,219 166,019 107,570 64,829 52,020 36,827 Cash & Cash Equivalent 58,138 48,823 40,461 33,111 25,619 15,281 Account Receivables 59,119 68,577 68,805 40,855 34,957 7,205 Inventory 4,261 3,663 2,649 2,523 2,528 623 Advance Payments 6,919 6,660 5,534 2,688 2,372 2,254 Prepaid Expenses 7,679 7,679 7,679 7,679 7,679 7,679 Other Current Assets 511,875 510,915 510,234 509,027 507,998 507,610 Non - current Assets 20,305 20,222 20,216 19,459 19,506 19,423 PP&E 2,770 2,660 2,375 2,447 2,341 2,045 Intangible 632 632 644 1,384 2,124 2,864 Goodwill 468,217 468,217 468,217 468,217 468,217 468,217 Goodwill_Consolidation 15,602 14,833 14,431 13,170 11,460 10,706 Investment 4,351 4,351 4,351 4,351 4,351 4,355 Other Non - current Assets 140,651 125,056 107,608 92,445 74,208 60,585 Total Liabilities 57,562 48,569 40,428 32,655 30,922 30,861 Account Payables 1,784 1,652 1,619 1,459 1,337 1,086 Other Payables 61,047 54,595 45,326 38,048 21,683 7,397 Advances from Customers 14,978 14,978 14,978 15,047 15,047 16,047 Debt (Term Loan) 3,920 3,902 3,897 3,875 3,858 3,834 Other Current Liabilities 1,360 1,360 1,360 1,360 1,360 1,360 Other Non - Current Liabilities 753,561 687,280 635,323 568,266 558,966 516,895 Shareholders' Equity 525,734 525,734 525,734 525,734 525,734 510,734 Paid - in Capital 188,505 135,390 91,854 30,572 26,041 - Retained Earnings 39,322 26,156 17,734 11,961 7,192 6,161 Non - controllilng Entity

K · Enter Holdings | Balance Sheet in USD

Strictly Private & Confidential

The balance sheet, assuming the acquisition of the entire subsidiary at the end of 2022, is presented below in USD.

Consolidated Balance Sheet in USD

Balance Sheet	Historical			Forecast				
(USD k)	2020A	2021A	2022A[1]	2023F	2024F	2025F	2026F	2027F
Total Assets			444,215	487,057	508,240	571,486	624,874	687,856
Current Assets			53,746	96,289	116,680	178,998	231,863	294,105
Cash & Cash Equivalent			28,329	40,015	49,868	82,746	127,707	189,400
Account Receivables			11,755	19,707	25,470	31,124	37,557	44,722
Inventory			5,542	26,890	31,427	52,927	52,752	45,476
Advance Payments			480	1,945	1,941	2,037	2,818	3,278
Prepaid Expenses			1,734	1,825	2,067	4,257	5,123	5,322
Other Current Assets			5,907	5,907	5,907	5,907	5,907	5,907
Non-current Assets			390,469	390,768	391,559	392,487	393,011	393,750
PP&E			14,941	15,005	14,968	15,551	15,555	15,619
Intangible			1,573	1,801	1,882	1,827	2,046	2,131
Goodwill			2,203	1,634	1,065	495	486	486
Goodwill_Consolidation			360,167	360,167	360,167	360,167	360,167	360,167
Investment			8,236	8,815	10,131	11,101	11,410	12,001
Other Non-current Assets			3,350	3,347	3,347	3,347	3,347	3,347
Total Liabilities			46,604	57,083	71,112	82,776	96,197	108,193
Account Payables			23,739	23,786	25,119	31,098	37,360	44,279
Other Payables			835	1,028	1,123	1,245	1,271	1,372
Advances from Customers			5,690	16,679	29,268	34,866	41,996	46,959
Debt (Term Loan)			12,344	11,574	11,574	11,522	11,522	11,522
Other Current Liabilities			2,949	2,968	2,981	2,998	3,001	3,015
Other Non-Current Liabilities			1,047	1,047	1,047	1,047	1,047	1,047
Shareholders' Equity			397,611	429,974	437,128	488,710	528,677	579,662
Paid-in Capital			392,872	404,411	404,411	404,411	404,411	404,411
Retained Earnings			-	20,031	23,517	70,657	104,146	145,004
Non-controllilng Entity			4,739	5,532	9,201	13,642	20,120	30,248

Note: 1) The figures in the Consolidated BS in 2022 may differ from that of Financial Due Diligence team, since it is presented based on several assumptions that K-Enter Holdings acquired 7 subsidiaries in 2022. Source: KPMG Analysis, the Targets' business plans

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

12

K · Enter Holdings | Cash Flow Statement

Strictly Private & Confidential

Consolidated Cash Flow Statement of the Target is as follows.

Consolidated Cash Flow Statement

Cash Flow Statement		Historical				Forecast		
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Cash Flow from Operating Activities				**3,293**	**15,266**	**46,127**	**61,002**	**82,647**
Net Income				9,915	23,467	45,820	61,474	80,500
(+) Depreciation & Amortization				2,952	3,138	3,372	2,274	2,255
(–) Change in NWC				9,671	11,339	3,065	2,745	108
(+) Changes in Other Assets(Liabilities)				97	-	-	-	-
Cash Flow from Investing Activities				**(2,591)**	**(2,457)**	**(3,317)**	**(2,553)**	**(2,447)**
(–) CAPEX				2,591	2,457	3,317	2,553	2,447
Cash Flow from Financing Activities				**14,490**	**-**	**(69)**	**-**	**-**
(+) Debt Issuance/(Repayment)				(1,000)	-	(69)	-	-
(+) Debt Issuance (Planned)				1,000	-	-	-	-
(–) Debt Repayment				2,000	-	69	-	-
(+) Primary Investments				15,490	-	-	-	-
Beginning Cash				36,827	52,020	64,829	107,570	166,019
(+/–) Change in Cash				15,192	12,809	42,741	58,449	80,200
Ending Cash				**52,020**	**64,829**	**107,570**	**166,019**	**246,219**

Source: KPMG Analysis, the Targets' business plans

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

13

K · Enter Holdings | Cash Flow Statement in USD

Strictly Private & Confidential

Consolidated Cash Flow Statement of the Target in USD is as follows.

Consolidated Cash Flow Statement in USD

Cash Flow Statement	Historical			Forecast				
(USD k)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Cash Flow from Operating Activities				2,533	11,743	35,482	46,925	63,575
Net Income				7,627	18,051	35,246	47,287	61,923
(+) Depreciation & Amortization				2,270	2,414	2,594	1,749	1,734
(−) Change in NWC				7,439	8,722	2,358	2,112	83
(+) Changes in Other Assets(Liabilities)				75	-	-	-	-
Cash Flow from Investing Activities				(1,993)	(1,890)	(2,551)	(1,964)	(1,882)
(−) CAPEX				1,993	1,890	2,551	1,964	1,882
Cash Flow from Financing Activities				11,146	-	(53)	-	-
(+) Debt Issuance/(Repayment)				(769)	-	(53)	-	-
(+) Debt Issuance (Planned)				769	-	-	-	-
(−) Debt Repayment				1,538	-	53	-	-
(+) Primary Investments				11,915	-	-	-	-
Beginning Cash				28,329	40,015	49,868	82,746	127,707
(+/−) Change in Cash				11,686	9,853	32,878	44,961	61,692
Ending Cash				40,015	49,868	82,746	127,707	189,400

Source: KPMG Analysis, the Targets' business plans

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

14

Strictly Private & Confidential K · Enter Holdings | Revenue Breakdown Revenue breakdown by business sector of the Target is as follows. 169,053 166,937 204,058 242,198 283,726 12,490 28,074 34,814 43,206 54,592 61,938 132,443 182,183 257,488 301,753 2,981 5,218 6,039 6,516 6,605 2,779 51,853 42,766 50,473 55,990 249,240 384,525 469,860 599,883 702,665 2023E 2024E 2025E 2026E 2027E Revenue Breakdown by Business Sector Synergy Investment Production CG/VFX MD (Unit: KRW mn) Investment Production CG/VFX MD Synergy 2023 - 2027 CAGR 29.6% Source: KPMG Analysis, the Targets’ business plans © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 15

K · Enter Holdings | Income Statement by Department

Strictly Private & Confidential

The Consolidated Income Statement of K-Enter Holdings has been analyzed by four departments and consolidation synergy and the result is as follows.

Consolidated Income Statement (by Dpt.)

Income Statement	Pro-forma			Forecast		
(KRW Mn)	2022A	2023F	2024F	2025F	2026F	2027F
Revenue	198,567	249,240	384,525	469,860	599,883	702,665
Investment dept.	1,974	2,981	5,218	6,039	6,516	6,605
% Growth		*51.0%*	*75.1%*	*15.7%*	*7.9%*	*1.4%*
Production dept.	22,636	61,938	132,443	182,183	257,488	301,753
% Growth		*173.6%*	*113.8%*	*37.6%*	*41.3%*	*17.2%*
CG/VFX dept.	-	12,490	28,074	34,814	43,206	54,592
% Growth			*124.8%*	*24.0%*	*24.1%*	*26.4%*
MD dept.	173,957	169,053	166,937	204,058	242,198	283,726
% Growth		*(2.8)%*	*(1.3)%*	*22.2%*	*18.7%*	*17.1%*
Synergy	-	2,779	51,853	42,766	50,473	55,990
% Growth			*1,765.9%*	*(17.5)%*	*18.0%*	*10.9%*
COGS	175,306	221,951	330,158	386,498	499,005	570,046
% Revenue	*88.3%*	*89.1%*	*85.9%*	*82.3%*	*83.2%*	*81.1%*
Gross Profit	23,261	27,289	54,367	83,362	100,877	132,619
% Margin	*11.7%*	*10.9%*	*14.1%*	*17.7%*	*16.8%*	*18.9%*
% Growth		*17.3%*	*99.2%*	*53.3%*	*21.0%*	*31.5%*

Business Sector Overview:

- K-Enter Holdings is composed of 4 main business sectors : *Investment, Production, CG/VFX, MD departments.*
- **Investment department** creates funds for film and drama production companies, generating profits through fund management while providing a stable production environment for each company.
- Production department produces films and dramas directly, selling intellectual property or generating various profits through direct use of the intellectual property.
- CG/VFX department produces essential CG and VFX effects for various video productions and is expected to have explosive demand growth in the upcoming future, offering potential synergy with the production department.
- **MD department** produces and sells various activities and performance videos of K-pop artists in DVD format, leveraging their existing distribution network. In addition, the MD department sells various merchandise products based on the same network.
- In addition to 4 business sectors, there are expectations of revenue growth through collaboration among departments, which is Consolidation Synergy, including producing and funding for film and drama, and leveraging derivative demand of K-pop as MD revenue.

Note: 1) The amounts presented in the consolidated financial statements reflect the values after the elimination of internal transactions among the consolidated entities. As a result, there may be discrepancies between the individual financial statements of each subsidiary that will be presented later.
Source: KPMG Analysis, the Targets' business plans

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

16

K · Enter Holdings | Income Statement by Department (Continued)

Strictly Private & Confidential

The Consolidated Income Statement of K-Enter Holdings has been analyzed by four departments and consolidation synergy and the result is as follows.

Consolidated Income Statement (by Dpt.)

Income Statement	Pro-forma	Forecast				
(KRW Mn)	2022A	2023F	2024F	2025F	2026F	2027F
Gross Profit	23,261	27,289	54,367	83,362	100,877	132,619
% Margin	*11.7%*	*10.9%*	*14.1%*	*17.7%*	*16.8%*	*18.9%*
% Growth		*17.3%*	*99.2%*	*53.3%*	*21.0%*	*31.5%*
Investment dept.	1,974	2,981	5,218	6,039	6,516	6,605
% Growth		*51.0%*	*75.1%*	*15.7%*	*7.9%*	*1.4%*
Production dept.	3,143	2,188	9,287	31,648	41,740	58,002
% Growth		*(30.4)%*	*324.4%*	*240.8%*	*31.9%*	*39.0%*
CG/VFX dept.	-	4,599	8,081	7,665	8,483	10,092
% Growth			*75.7%*	*(5.1)%*	*10.7%*	*19.0%*
MD dept.	18,143	17,242	23,124	30,454	37,701	44,002
% Growth		*(5.0)%*	*34.1%*	*31.7%*	*23.8%*	*16.7%*
Synergy	-	280	8,657	7,556	6,437	13,918
% Growth			*2996.4%*	*(12.7)%*	*(14.8)%*	*116.2%*
SG&A	10,239	12,764	15,887	17,265	17,931	19,462
% Revenue	*5.2%*	*5.1%*	*4.1%*	*3.7%*	*3.0%*	*2.8%*
EBIT	13,022	14,525	38,479	66,097	82,946	113,157
% Margin	*6.6%*	*5.8%*	*10.0%*	*14.1%*	*13.8%*	*16.1%*
EBITDA	15,610	17,477	41,617	69,468	85,220	115,411
% Margin	*7.9%*	*7.0%*	*10.8%*	*14.8%*	*14.2%*	*16.4%*

Revenue:

- It is anticipated that K-Entertainment Holdings' revenue will increase at a CAGR of 28.8% over the next five years, driven by the increase in demand for K-pop, K-dramas, and movies.
- In 2023, MD sales will account for 67.8% of total revenue, whereas in 2027 it will only account for 40.4%. This is due to the explosive growth in revenue from production and synergy after 2023, which will account for 50.9% of the total in 2027.

EBIT/EBITDA:

- According to the consolidated financial statements, EBIT is expected to grow at a CAGR of 54.1% over the next five years from 2022 to 2027, with an estimated increase from KRW 13.0 billion in 2022 to KRW 113.2 billion in 2027.
- EBITDA is projected to increase at a CAGR of 49.2%, from KRW 15.6 billion in 2022 to KRW 115.4 billion in 2027.

Note: 1) The amounts presented in the consolidated financial statements reflect the values after the elimination of internal transactions among the consolidated entities. As a result, there may be discrepancies between the individual financial statements of each subsidiary that will be presented later.
Source: KPMG Analysis, the Targets' business plans

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

17

K · Enter Holdings | Investment Department

Strictly Private & Confidential

Investment department comprises Solaire Partners, with an anticipated revenue increase at a CAGR of 27.3% and EBITDA increase at a CAGR of 62.4% for the upcoming five years.

Investment Department

Income Statement	Pro-forma			Forecast		
(KRW Mn)	2022A	2023F	2024F	2025F	2026F	2027F
Revenue	1,974	2,981	5,218	6,039	6,516	6,605
% Growth		*51.0%*	*75.1%*	*15.7%*	*7.9%*	*1.4%*
COGS	-	-	-	-	-	-
% Revenue	-	-	-	-	-	-
Gross Profit	1,974	2,981	5,218	6,039	6,516	6,605
% Margin	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*
% Growth		*51.0%*	*75.1%*	*15.7%*	*7.9%*	*1.4%*
SG&A	1,680	1,481	1,966	3,061	3,155	3,257
% Revenue	*85.1%*	*49.7%*	*37.7%*	*50.7%*	*48.4%*	*49.3%*
EBIT	294	1,499	3,252	2,978	3,362	3,347
% Margin	*14.9%*	*50.3%*	*62.3%*	*49.3%*	*51.6%*	*50.7%*
EBITDA	297	1,502	3,255	2,981	3,364	3,349
% Margin	*15.0%*	*50.4%*	*62.4%*	*49.4%*	*51.6%*	*50.7%*

Revenue:

- The Investment department within K-Enter Holdings comprises Solaire Partners and derives its revenue from earning commissions for managing funds.
- Solaire Partners is projected to launch 11 new funds during FY23 and FY27, with the revenue increase at a CAGR of 27.3% over the next five years.
- Commission rates for fund management services will be based on the Target's past experience, ranging from 1.23% to 2.50% depending on the total investment amount.

COGS:

- The Investment department has no cost of goods sold (COGS) since it solely earns commissions, while salaries are classified as selling, general, and administrative (SG&A) expenses.

EBIT/EBITDA:

- The EBIT of the Investment department is expected to increase at a CAGR of approximately 62.6% over 5 years, from KRW 0.3 billion in 2022 to KRW 3.3 billion in 2027, while EBITDA is projected to increase at a CAGR of 62.4%, from KRW 0.3 billion in 2022 to KRW 3.3 billion in 2027.

Note: 1) The amounts presented in the consolidated financial statements reflect the values after the elimination of internal transactions among the consolidated entities. As a result, there may be discrepancies between the individual financial statements of each subsidiary that will be presented later.
Source: KPMG Analysis, the Targets' business plans

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

18

K · Enter Holdings | Production Department

Strictly Private & Confidential

Production department consists of 4 subsidiaries(TheLamp, Bidangil, Apeitda, Anseillen) and K-Enter Drama team with an anticipated revenue increase at a CAGR of 67.9% for the upcoming five years.

Production Department

Income Statement	Pro-forma			Forecast		
(KRW Mn)	2022A	2023F	2024F	2025F	2026F	2027F
Revenue	22,636	61,938	132,443	182,183	257,488	301,753
% Growth		*173.6%*	*113.8%*	*37.6%*	*41.3%*	*17.2%*
TheLamp	17,244	10,325	31,339	28,000	48,103	73,206
% Growth		*(40.1)%*	*203.5%*	*(10.7)%*	*71.8%*	*52.2%*
Bidangil	90	30,196	59,783	63,377	75,875	85,722
% Growth		*33344.7%*	*98.0%*	*6.0%*	*19.7%*	*13.0%*
Apeitda	5,301	10,107	10,107	10,299	28,000	22,480
% Growth		*90.7%*	*-*	*1.9%*	*171.9%*	*(19.7)%*
Anseillen	-	-	13,627	9,173	19,596	31,344
% Growth				*(32.7)%*	*113.6%*	*60.0%*
K-Enter Drama	-	11,310	17,587	71,333	85,914	89,000
% Growth			*55.5%*	*305.6%*	*20.4%*	*3.6%*
COGS	19,493	59,749	123,156	150,535	215,749	243,750
Gross Profit	3,143	2,188	9,287	31,648	41,740	58,002

Revenue:

- The Production department of K-Enter Holdings is composed of TheLamp, Bidangil, Apeitda, Anseillen, and K-Enter Drama departments. Its revenue stream is generated through the production of K-Dramas and K-Movies, as well as leveraging its intellectual properties (IPs) for additional revenue opportunities.
- TheLamp, Bidangil, Apeitda, and Anseillen are expected to produce 22 new movies and 35 new dramas between 2023 and 2027, and they will receive 10% to 30% of production markup rate as their recoup revenue. The revenue CAGR is predicted to be 67.9% over the next five years.
- K-Enter Drama department is expected to produce one new movie and 12 new dramas over the next five years. Their revenue will come from receiving 5% of production markup rate, as well as generating additional revenue through broadcasting, IPTV, distribution, and product placement (PPL) with an estimated markup rate of 30% to 50% by using their intellectual properties (IPs).

COGS:

- The cost of goods sold for the production department is composed of all the net production expenses, including director fees, actor fees, and writer fees. As the number of productions increases, both revenue and cost of goods sold naturally increase.

Note: 1) The amounts presented in the consolidated financial statements reflect the values after the elimination of internal transactions among the consolidated entities. As a result, there may be discrepancies between the individual financial statements of each subsidiary that will be presented later.
Source: KPMG Analysis, the Targets' business plans

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

19

K · Enter Holdings | Production Department (Continued)

Strictly Private & Confidential

Production department consists of 4 subsidiaries(TheLamp, Bidangil, Apeitda, Anseillen) and K-Enter Drama team with an anticipated EBITDA increase at a CAGR of 125.8% from 2022 to 2027.

Production Department

Income Statement	Pro-forma			Forecast		
(KRW Mn)	2022A	2023F	2024F	2025F	2026F	2027F
Gross Profit	3,143	2,188	9,287	31,648	41,740	58,002
% Margin	*13.9%*	*3.5%*	*7.0%*	*17.4%*	*16.2%*	*19.2%*
% Growth		*(30.4)%*	*324.4%*	*240.8%*	*31.9%*	*39.0%*
TheLamp	1,388	945	3,800	6,000	9,103	13,206
% Growth		*(31.9)%*	*302.1%*	*57.9%*	*51.7%*	*45.1%*
Bidangil	90	779	2,700	3,877	5,000	8,181
% Growth		*763.0%*	*246.5%*	*43.6%*	*29.0%*	*63.6%*
Apeitda	1,665	107	607	1,049	3,000	5,980
% Growth		*(93.6)%*	*468.0%*	*72.9%*	*185.9%*	*99.3%*
Anseillen	-	-	1,736	1,960	2,532	3,540
% Growth				*12.9%*	*29.2%*	*39.8%*
K-Enter Drama	-	357	444	18,762	22,105	27,095
% Growth			*24.4%*	*4121.4%*	*17.8%*	*22.6%*
SG&A	2,292	4,195	4,159	4,488	4,782	5,139
% Revenue	*10.1%*	*6.8%*	*3.1%*	*2.5%*	*1.9%*	*1.7%*
EBIT	851	(2,007)	5,128	27,160	36,958	52,864
% Margin	*3.8%*	*(3.2)%*	*3.9%*	*14.9%*	*14.4%*	*17.5%*
EBITDA	918	(1,753)	5,583	27,814	37,804	53,912
% Margin	*4.1%*	*(2.8)%*	*4.2%*	*15.3%*	*14.7%*	*17.9%*

Gross Profit:

- K-Enter Holdings' Production department is expected to achieve a Gross Profit growth of CAGR 79.2% over the next five years. Since starting drama and film production in 2023, it is forecasted to experience explosive operating profit growth in 2024 and 2025.

EBIT/EBITDA:

- EBIT/EBITDA margin of Production department is expected to increase constantly due to Economies of Scale of production.
- The EBIT of the Production department is expected to increase at a CAGR of approximately 128.4% over 5 years, from KRW 0.9 billion in 2022 to KRW 52.9 billion in 2027.
- EBITDA is projected to increase at a CAGR of 125.8%, from KRW 0.9 billion in 2022 to KRW 53.9 billion in 2027.

Note: 1) The amounts presented in the consolidated financial statements reflect the values after the elimination of internal transactions among the consolidated entities. As a result, there may be discrepancies between the individual financial statements of each subsidiary that will be presented later.
Source: KPMG Analysis, the Targets' business plans

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

20

K · Enter Holdings | CG/VFX Department

Strictly Private & Confidential

CG/VFX department comprises First Virtual Lab, with an anticipated revenue increase at a CAGR of 44.6% and EBITDA increase at a CAGR of 18.2% between 2023 and 2027.

Income Statement (CG/VFX Dpt.)

Income Statement (KRW Mn)	Pro-forma 2022A	Forecast 2023F	2024F	2025F	2026F	2027F
Revenue	-	12,490	28,074	34,814	43,206	54,592
% Growth			*124.8%*	*24.0%*	*24.1%*	*26.4%*
COGS	-	7,891	19,993	27,149	34,723	44,500
% Revenue		*63.2%*	*71.2%*	*78.0%*	*80.4%*	*81.5%*
Gross Profit	-	4,599	8,081	7,665	8,483	10,092
% Margin		*36.8%*	*28.8%*	*22.0%*	*19.6%*	*18.5%*
% Growth			*75.7%*	*(5.1)%*	*10.7%*	*19.0%*
SG&A	728	1,275	1,839	2,689	3,281	3,602
% Revenue		*10.2%*	*6.6%*	*7.7%*	*7.6%*	*6.6%*
EBIT	(728)	3,324	6,242	4,977	5,202	6,490
% Margin		*26.6%*	*22.2%*	*14.3%*	*12.0%*	*11.9%*
EBITDA	(728)	3,324	6,242	4,977	5,202	6,490
% Margin		*26.6%*	*22.2%*	*14.3%*	*12.0%*	*11.9%*

Revenue:

- The CG/VFX department of K-Enter Holdings comprises **First Virtual Lab(FVL).** The revenue of First Virtual Lab is divided into two categories: CG/VFX and virtual studio construction.
- The revenue from **CG/VFX** is generated through orders from global CG/VFX companies. As the demand for CG continues to rise not only in movies but also in dramas and other video contents, a significant increase in CG/VFX revenue is expected starting from the FY23 Q2.
- The revenue from **virtual studio construction** primarily derives from 1) studio construction commissions and 2) studio operation agency commissions.
- The revenue CAGR between 2023 and 2027 is predicted to be *44.6%*.

EBIT/EBITDA:

- According to the consolidated financial statements, EBIT/EBITDA is expected to grow at a CAGR of 18.2% over the next five years from 2023 to 2027, with an estimated increase from KRW 3.3 billion in 2023 to KRW 6.5 billion in 2027.

Note: 1) The amounts presented in the consolidated financial statements reflect the values after the elimination of internal transactions among the consolidated entities. As a result, there may be discrepancies between the individual financial statements of each subsidiary that will be presented later.
Source: KPMG Analysis, the Targets' business plans

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

21

K · Enter Holdings | MD Department

Strictly Private & Confidential

MD department comprises Play Company, with an anticipated revenue increase at a CAGR of 10.3% for the upcoming five years.

Income Statement (MD Dpt.)

Income Statement	Pro-forma	Forecast				
(KRW Mn)	2022A	2023F	2024F	2025F	2026F	2027F
Revenue	173,957	169,053	166,937	204,058	242,198	283,726
% Growth		*(2.8)%*	*(1.3)%*	*22.2%*	*18.7%*	*17.1%*
Design	134,059	126,242	113,835	140,714	167,415	198,503
% Margin	*77.1%*	*74.7%*	*68.2%*	*69.0%*	*69.1%*	*70.0%*
MD	16,888	6,843	10,446	11,976	15,739	20,707
% Margin	*9.7%*	*4.0%*	*6.3%*	*5.9%*	*6.5%*	*7.3%*
F&B	17,675	24,593	28,657	35,017	41,766	46,659
% Margin	*10.2%*	*14.5%*	*17.2%*	*17.2%*	*17.2%*	*16.4%*
Other	5,334	11,375	13,999	16,350	17,278	17,857
% Margin	*3.1%*	*6.7%*	*8.4%*	*8.0%*	*7.1%*	*6.3%*
COGS	155,813	151,812	143,813	173,604	204,497	239,723
% Revenue	*89.6%*	*89.8%*	*86.1%*	*85.1%*	*84.4%*	*84.5%*
Gross Profit	18,143	17,242	23,124	30,454	37,701	44,002
% Margin	*10.4%*	*10.2%*	*13.9%*	*14.9%*	*15.6%*	*15.5%*
% Growth		*(5.1)%*	*34.1%*	*31.7%*	*23.8%*	*16.7%*
SG&A	5,538	5,319	5,503	5,679	4,552	4,748
% Revenue	*3.2%*	*3.1%*	*3.3%*	*2.8%*	*1.9%*	*1.7%*
EBIT	12,605	11,923	17,621	24,775	33,149	39,255
% Margin	*7.2%*	*7.1%*	*10.6%*	*12.1%*	*13.7%*	*13.8%*
EBITDA	15,124	14,617	20,301	27,490	34,576	40,460
% Margin	*8.7%*	*8.6%*	*12.2%*	*13.5%*	*14.3%*	*14.3%*

Revenue:

- The MD department of K-Enter Holdings comprises **Play Company** and its subsidiary, **PlayF&B**. The Consolidated revenue of Play Company can be divided into four categories: Design, MD, F&B, Other.
- The revenue CAGR between 2022 and 2027 is predicted to be 10.3%.
- The **Design revenue** primarily derives from the development, production, and distribution of K-pop media content, including DVDs and Blu-rays. Design revenue accounts for 74.7% of total revenue in 2023 and CAGR is 8.2% over the next 5 years. While the design revenue was mainly driven by BTS until 2022, the projected revenue is expected to continue to expand due to the increasing demand for video content from new artists.
- The **MD revenue** generates revenue by designing, producing, and selling K-pop merchandise, including clothes, stationery, and other items. Despite major artists' obligation to military service during the projection period, with the Target's major clients, HYBE and SM Ent., MD business is expected grow in the next 5 years at revenue CAGR of 4.2%.
- The **F&B revenue** is generated through the manufacture and sale of bakery, katsu, and bagel products as Play Company's business diversification. While the revenue was mainly generated through bakery by 2022, after 2023, expansion of katsu and bagel stores is anticipated. Accordingly, the projected revenue CAGR from 2022 to 2027 is 21.4%.

Note: 1) The amounts presented in the consolidated financial statements reflect the values after the elimination of internal transactions among the consolidated entities. As a result, there may be discrepancies between the individual financial statements of each subsidiary that will be presented later.
Source: KPMG Analysis, the Targets' business plans

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

22

Strictly Private & Confidential K · Enter Holdings | MD Department (Continued) Forecast Pro - forma Income Statement 2027F 2026F 2025F 2024F 2023F 2022A (KRW Mn) 283,726 242,198 204,058 166,937 169,053 173,957 Revenue 17.1% 18.7% 22.2% (1.3)% (2.8)% % Growth 198,503 167,415 140,714 113,835 126,242 134,059 Design 70.0% 69.1% 69.0% 68.2% 74.7% 77.1% % Margin 20,707 15,739 11,976 10,446 6,843 16,888 MD 7.3% 6.5% 5.9% 6.3% 4.0% 9.7% % Margin 46,659 41,766 35,017 28,657 24,593 17,675 F&B 16.4% 17.2% 17.2% 17.2% 14.5% 10.2% % Margin 17,857 17,278 16,350 13,999 11,375 5,334 Other 6.3% 7.1% 8.0% 8.4% 6.7% 3.1% % Margin 239,723 204,497 173,604 143,813 151,812 155,813 COGS 84.5% 84.4% 85.1% 86.1% 89.8% 89.6% % Revenue 44,002 37,701 30,454 23,124 17,242 18,143 Gross Profit 15.5% 15.6% 14.9% 13.9% 10.2% 10.4% % Margin 16.7% 23.8% 31.7% 34.1% (5.1)% % Growth 4,748 4,552 5,679 5,503 5,319 5,538 SG&A 1.7% 1.9% 2.8% 3.3% 3.1% 3.2% % Revenue 39,255 33,149 24,775 17,621 11,923 12,605 EBIT 13.8% 13.7% 12.1% 10.6% 7.1% 7.2% % Margin 40,460 34,576 27,490 20,301 14,617 15,124 EBITDA 14.3% 14.3% 13.5% 12.2% 8.6% 8.7% % Margin MD department comprises Play Company, with an anticipated EBITDA increase at a CAGR of 21.8% for the upcoming five years. Income Statement (MD Dpt.) ▪ The gross profit margin of Play Company is expected to gradually increase from 10.2% in 2023 to 15.5% in 2027. This is due to Economies of Scale from main revenue stream, design revenue, and the improvement of profitability through the launch of a new brand and expansion of Play F&B, a subsidiary. ▪ EBIT is expected to grow at a CAGR of 25 . 5 % over the next five years, with an estimated increase from KRW 12 . 6 billion in 2022 to KRW 39 . 3 billion in 2027 . ▪ EBITDA is projected to increase at a CAGR of 21 . 8% , from KRW 15 . 1 billion in 2022 to KRW 40 . 5 billion in 2027 . Note: 1) The amounts presented in the consolidated financial statements reflect the values after the elimination of internal transactions among the consolidated entities. As a result, there may be discrepancies between the individual financial statements of each subsidiary that will be presented later. Source: KPMG Analysis, the Targets’ business plans © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 23

K · Enter Holdings | K-Enter Holdings Synergy

Strictly Private & Confidential

Following the merger, it is expected that K-Enter Holdings will achieve a substantial increase in top-line performance of 111.9% annually from 2023 to 2027, driven by synergy among subsidiaries.

Income Statement (Synergy)

Income Statement (KRW Mn)	Pro-forma 2022A	Forecast 2023F	2024F	2025F	2026F	2027F
Revenue		2,779	51,853	42,766	50,473	55,990
% Growth			*1,765.9%*	*(17.5)%*	*18.0%*	*10.9%*
COGS		2,499	43,196	35,210	44,037	42,072
% Revenue		*89.9%*	*83.3%*	*82.3%*	*87.2%*	*75.1%*
Gross Profit		280	8,657	7,556	6,437	13,918
% Margin		*10.1%*	*16.7%*	*17.7%*	*12.8%*	*24.9%*
% Growth			*2,996.4%*	*(12.7)%*	*(14.8)%*	*116.2%*
SG&A		493	2,420	1,349	2,161	2,716
% Revenue		*17.7%*	*4.7%*	*3.2%*	*4.3%*	*4.9%*
EBIT		(214)	6,236	6,207	4,276	11,201
% Margin		*(7.7)%*	*12.0%*	*14.5%*	*8.5%*	*20.0%*
EBITDA		(214)	6,236	6,207	4,276	11,201
% Margin		*(7.7)%*	*12.0%*	*14.5%*	*8.5%*	*20.0%*

Synergy 1:

K Enter Holdings can increase its revenue by purchasing the acquired subsidiary's intellectual property. These IP assets can generate revenue from broadcasting, IPTV, distribution, and product placement (PPL) with an estimated markup rate of 30% to 50%.

Synergy 2:

Additional revenue can be generated by producing DVDs based on IP-related content created and owned by other subsidiaries and selling them through existing distribution channels owned by Play Company.

Revenue:

- K-Enter Holdings' synergy effect is expected to achieve robust top-line growth at a CAGR of 111.9% from 2023 to 2027, underpinned by the success of business stabilization and synergy among subsidiaries.

Note: 1) The amounts presented in the consolidated financial statements reflect the values after the elimination of internal transactions among the consolidated entities. As a result, there may be discrepancies between the individual financial statements of each subsidiary that will be presented later.
Source: KPMG Analysis, the Targets' business plans

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

24

K · Enter Holdings | WACC

Strictly Private & Confidential

WACC of the Target is calculated as 11.2%.

Weighted Average Cost of Capital

Guideline Public Company[1]	Country	Observed Beta[2]	Currency (Millions)	MKT Cap[3]	IBD[4]	Debt / Equity	Debt / TIC	Tax Rate	Unlevered Beta	Re-Levered Beta
AMC Entertainment Holdings Inc	US	0.44	USD	7,340	5,141	70.0%	41.2%	27.0%	0.29	0.42
Chicken Soup For The Soul Entertainment Inc	US	1.41	USD	248	479	193.0%	65.9%	27.0%	0.58	0.86
Fox Corp	US	0.66	USD	19,092	7,208	37.8%	27.4%	27.0%	0.51	0.76
Lions Gate Entertainment Corp	US	0.95	USD	2,766	4,970	179.7%	64.3%	27.0%	0.41	0.60
Madison Square Garden Entertainment Corp	US	1.01	USD	2,291	1,988	86.8%	46.5%	27.0%	0.62	0.91
Netflix Inc	US	1.40	USD	126,458	14,353	11.4%	10.2%	27.0%	1.29	1.90
Paramount Global	US	1.13	USD	17,995	15,607	86.7%	46.5%	27.0%	0.69	1.02
Liberty Media Corp-Liberty SiriusXM	US	0.93	USD	17,193	13,143	76.4%	43.3%	27.0%	0.59	0.88
Walt Disney Co/The	US	1.07	USD	221,151	48,377	21.9%	18.0%	27.0%	0.93	1.36
Warner Bros Discovery Inc	US	1.11	USD	31,449	48,999	155.8%	60.9%	27.0%	0.52	0.76
Warner Music Group Corp	US	1.18	USD	16,005	3,946	24.7%	19.8%	27.0%	1.00	1.47
Cinedigm Corp	US	1.80	USD	114	5	4.1%	4.0%	27.0%	1.75	2.57
Average(Selected)		1.09				79.0%	37.3%		0.77	1.10

Cost of Equity (K_E)

Risk Free Rate[5]	+	Beta	x	Equity Risk Premium[6]	+	Country Risk Premium[7]	+	Size Premium[7]	+	Specific Premium[8]	=	Cost of Equity
2.9%		1.10		6.5%		0.0%		0.0%		3.0%		13.1%

After-Tax Cost of Debt (K_D)

Pre-Tax Cost of Debt[9]	x	(1 - Tax Rate)	=	After-Tax Cost of Debt
11.0%		73.0%		8.0%

Weighted Average Cost of Capital

	Captial Structure[10]	x	Cost of Capital	=	Contribution
Debt	39.3%		8.0%		3.0%
Equity	62.7%		13.1%		8.2%
	WACC		=		11.2%

Note:
1) Public company that engages in a similar business with the Target
2) The average weekly adjusted Beta for the past 2 years as of Dec. 31, 2022 (Source: Bloomberg)
3) The average market capitalization for the past 1 year as of Dec. 31, 2022 (Source: Bloomberg)
4) The IBD from the most recent financial statements as of Dec. 31, 2022 (Source: Bloomberg)
5) The average interest rate of the 10-year U.S. Treasury bond for the past 1 year as of Dec. 31, 2022 (Source: Bloomberg)
6) The Equity Risk Premium for the past 1 year in the United States as of Dec. 31, 2022 (Source: Bloomberg)
7) Not Applicable
8) Company Specific Risk Premium(CSRP)
9) The average Risk Rate Spread for the past 1 year to the yield of corporate bonds corresponding to the lowest credit rating of BBB-
10) The average capital structure of the similar companies

Source: Capital IQ, Bloomberg, KPMG Analysis

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

25

Strictly Private & Confidential Multiple Analysis

Multiple Analysis | Result (1/2)

Strictly Private & Confidential

Assuming the Target's revenue and profitability are expected to improve rapidly during the post-2023 business stabilization process and synergy impact between subsidiaries, forward financials are applied for the valuation.

Multiple Analysis Result



Fwd Trading EV/Sales Multiples (2023F)
756,040
743,578
768,502
Fwd Trading EV/EBITDA Multiples (2025F)
805,774
798,827
812,720
Transaction Multiples
809,254
782,616
835,892

Forward Trading EV/Sales Multiples (2023F)

- 2023(F) EV / Sales Multiple : 2.9x ~ 3.0x
  - ✓ Equity Value: KRW 743,578mn ~ KRW 768,502mn

Forward Trading EV/EBITDA Multiples (2025F)

- We have applied the FY25's forward multiple to the FY25 EBITDA based on the assumption that the free cash flow of the Target and its subsidiaries in the valuation will stabilize from FY25 onwards.
- 2025(F) EV / EBITDA Multiple : 11.2x ~ 11.4x
  - ✓ Equity Value: KRW 798,827mn ~ KRW 812,720mn

Transaction Multiples

- EV / EBITDA Multiple : 14.3x ~ 15.3x
- Discount Factor & Period : 0.767 & 2.5 years
  - ✓ Equity Value: KRW 782,616mn ~ KRW 835,892mn

Source: Capital IQ, Bloomberg, KPMG Analysis

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

27

Strictly Private & Confidential Source: Capital IQ, Bloomberg, Company Website, KPMG Analysis © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 28 Multiple Analysis | Result (2/2) The details of valuation result of a 100% equity value by applying each year’s Forward multiples are as follows. Note: 1) Assuming cash flows occur at the midpoint of the year. The discount factor is calculated using a discount period of 2.5 years and a discount rate (WACC) of 11.2%; 2) As of Dec. 31, 2022. Applying GPCM ’23(F) Forward EV/Sales Multiple 100% Equity Value IBD 2) NOA 2) Forward EV / Sales 2023(F) Sales 743,578 ~ 768,502 = 16,047 ‒ 36,827 + 2.9x ~ 3.0x ൈ 249,240 (Unit: KRW mn) Applying GTM EV/EBITDA Multiple 100% Equity Value IBD 2) NOA 2) Discount Factor 1) EV / EBITDA 2025(F) EBITDA 782,616 ~ 835,892 = 16,047 ‒ 36,827 + 0.767 ൈ 14.3x ~ 15.3x ൈ 69,468 (Unit: KRW mn) Applying GPCM ’25(F) Forward EV/EBITDA Multiple 100% Equity Value IBD 2) NOA 2) Forward EV / EBITDA 2025(F) EBITDA 798,827 ~ 812,720 = 16,047 ‒ 36,827 + 11.2x ~ 11.4x ൈ 69,468 (Unit: KRW mn)

Strictly Private & Confidential

Forward Trading EV/Sales Multiples

To apply the '23(F) Fwd trading EV/Sales multiples, a total of 6 companies were chosen, with ranging from 2.9x to 3.0x.

'23(F) Fwd Trading EV/Sales Multiples Result

(Unit: USD mn)

Guideline Public Company[1]	Country	Currency	MKT Cap[2]	Net Debt[3]	Enterprise Value	Financials			Forward Multiples
						Sales[4]	EBIT[4]	EBITDA[4]	EV/Sales
AMC Entertainment Holdings Inc	US	USD	7,340	4,509	11,850	4,593	(141)	322	2.6x
Netflix Inc	US	USD	126,458	8,295	134,753	34,347	6,592	7,498	3.9x
Liberty Media Corp-Liberty SiriusXM	US	USD	17,193	12,781	29,974	9,074	1,970	2,564	3.3x
Walt Disney Co/The	US	USD	221,151	36,738	257,889	90,358	12,657	15,567	2.9x
Warner Bros Discovery Inc	US	USD	31,449	43,680	75,129	43,883	2,007	11,250	1.7x
Warner Music Group Corp	US	USD	16,005	3,226	19,231	5,959	810	1,194	3.2x

Guideline Public Company Method	
Multiple	Forward EV/Sales
Median	*3.0x*
Mean	*2.9x*

Note:

1) A public company that engages in a similar business with the Target
2) The average market capitalization for the past 1 year as of Dec. 31, 2022 (Source: Bloomberg)
3) The IBD from the most recent financial statements as of Dec. 31, 2022 (Source: Bloomberg)
4) Consensus financials statements as of Dec. 31, 2023 (Source: Bloomberg)

Source: Capital IQ, Bloomberg, Company Website, KPMG Analysis

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

29

Forward Trading Multiples (EV/Sales)

Strictly Private & Confidential

6 publicly traded companies were chosen as peers based on their similarities of businesses and availability of recent financial information.

Trading EV/Sales Multiples

383 **Population**

- Capital IQ
  - [Company Type] Public Company
  - [Industry] Media and Entertainment
  - [Business Description] or [Product Name] or [Product Description] Including: "music" or "film" or "movie" or "drama" or "motion picture" or "CG" or "VFX" or "TV" or "cartoon" or "webtoon" or "DVD" or "concert" or "merch" or "idol"

90 **Stock Market**

- Companies listed in U.S. stock market
  - NYSE or Nasdaq

17 **Similarity analysis**

- Identifying the similarity between the major business sectors of peers and the Target's business
  - Peers engage in the production or operation of contents such as movies, dramas, webtoons and related businesses

6 **Shortlist**

- After reviewing the criteria, 7 companies were excluded, resulting in a final selection of 10 companies as similar companies
  - Assuming that K·Enter Holdings is in the very early stage of business after the acquisition of subsidiaries, we have excluded 4 peers whose main business is Entertainment and broadcasting channel
  - One company identified as an outlier in terms of EV/EBITDA[1], one with negative EBITDA in 2022[2], three with a market capitalization of less than USD 100mn[3], and two companies that have been listed within the past two years[4]

Notes: 1) Cinedigm Corp.; 2) Chicken Soup for The Soul Entertainment; 3) Dolphin Entertainment, Grom Social Enterprises, IDW Media Holdings; 4) Endeavor Group Holdings, Reservoir Media
Source: Capital IQ, Bloomberg, Company Website, KPMG Analysis

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

30

Strictly Private & Confidential

Forward Trading EV/EBITDA Multiples

To apply the '25(F) Fwd trading EV/EBITDA multiples, a total of 10 companies were chosen, with ranging from 11.2x to 11.4x.

'25(F) Fwd Trading EV/EBITDA Multiples Result

(Unit: USD mn)

Guideline Public Company[1]	Country	Currency	MKT Cap[2]	Net Debt[3]	Enterprise Value	Financials			Forward Multiples
						Sales[4]	EBIT[4]	EBITDA[4]	EV/EBITDA
AMC Entertainment Holdings Inc	US	USD	7,340	4,509	11,850	4,998	94	10	20.3x
Fox Corp	US	USD	19,092	2,378	21,470	15,516	2,821	3,544	6.7x
Lions Gate Entertainment Corp	US	USD	2,766	4,480	7,246	4,219	170	328	14.4x
Madison Square Garden Entertainment Corp	US	USD	2,291	1,434	3,725	2,766	279	141	10.4x
Netflix Inc	US	USD	126,458	8,295	134,753	42,671	10,140	5,031	11.9x
Paramount Global	US	USD	17,995	12,468	30,463	33,073	3,000	3,573	9.3x
Liberty Media Corp-Liberty SiriusXM	US	USD	17,193	12,781	29,974	9,822	2,245	2,860	10.5x
Walt Disney Co/The	US	USD	221,151	36,738	257,889	102,073	18,666	12,982	11.8x
Warner Bros Discovery Inc	US	USD	31,449	43,680	75,129	46,808	5,774	4,892	5.6x
Warner Music Group Corp	US	USD	16,005	3,226	19,231	7,054	1,125	1,035	12.7x

Guideline Public Company Method	
Multiple	Forward EV/EBITDA
Median	*11.2x*
Mean	*11.4x*

Note:

1) A public company that engages in a similar business with the Target
2) The average market capitalization for the past 1 year as of Dec. 31, 2022 (Source: Bloomberg)
3) The IBD from the most recent financial statements as of Dec. 31, 2022 (Source: Bloomberg)
4) Consensus financials statements as of Dec. 31, 2025 (Source: Bloomberg)

Source: Capital IQ, Bloomberg, Company Website, KPMG Analysis

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

31

Transaction Multiples

Strictly Private & Confidential

To apply the transaction multiples, a total of 3 public offerings were chosen, with EV/EBITDA multiples ranging from 14.3x to 15.3x.

Transaction Multiples Result

(Unit: USD mn)

Announced Date	Target	Country	Deal Value	MRK Cap[1]	Net Debt[2]	Minority Interest[2]	Preferred Stock[2]	Enterprise Value	LTM EBITDA[3]	Multiples EV/EBITDA
2022-01-03	Warner Music Group Corp.	US	900	22,099	3,396	19	-	25,514	1,017	25.1x
2021-03-22	Paramount Global	US	750	56,535	16,664	685	-	73,884	5,157	14.3x
2021-01-25	AMC Networks Inc.	US	994	2,244	1,891	342	-	4,477	705	6.4x

Guideline Transaction Method	
Multiple	EV/EBITDA
Median	*14.3x*
Mean	*15.3x*

Note:

1) Market Capitalization as of offering date
2) The most recent financial statements as of Dec. 31, 2022 (Source: Bloomberg)
3) The IBD of the Target company has been applied based on its most recent financial statements as of the transaction date (Source: Capital IQ)

Source: Capital IQ, Bloomberg, Company Website, KPMG Analysis

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

32

Transaction Multiples

Strictly Private & Confidential

The following criteria were used to select 3 public offerings as peers: transaction date, business similarities between the peers and the Target, and availability of recent financial information.

Transaction Multiples

2,543

Population

- Capital IQ
  - [Industry] Media and Entertainment
  - [Transaction Types] Public Offering or Shelf Registration
  - [Geography] United States of America
  - [Transaction Status] Closed
  - [Business Description] or [Product Name] or [Product Description] "music" or "film" or "movie" or "drama" or "motion picture" or "CG" or "VFX" or "TV" or "cartoon" or "webtoon"

241

Transaction Date & Share Market

- [Announced Date] L5Y (01/01/2018 – 01/03/2023)
- [Transaction Target's listing market] Only the Public Offerings or Shelf Registrations in NYSE or Nasdaq
  - Removal of duplicates

10

Similarity analysis

- Identifying the similarity between the major business sectors of transaction targets and the Target's business
  - Peers engage in the production or operation of contents such as movies, dramas, webtoons and related businesses

3

Shortlist

- After reviewing the criteria, seven companies were excluded, resulting in a final selection of three transactions as similar precedent transactions
  - Two companies identified as an outlier in terms of EV/EBITDA[1] and five with negative EBITDA[2]

Notes: 1) Cinedigm, Endeavor Group Holdings; 2) Grom Social Enterprises, Chicken Soup for the Soul Entertainment, Dolphin Entertainment, IDW Media Holdgins, AMC Entertainment Holdings
Source: Capital IQ, Bloomberg, Company Website, KPMG Analysis

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

33

Strictly Private & Confidential II. Business Plan Analysis

Strictly Private & Confidential Play Company

Play Company (F&B consol.) | Income Statement

Strictly Private & Confidential

Income Statement of the Target is as follows.

Income Statement

Income Statement	Historical			Forecast				
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Revenue	82,181	152,708	173,957	169,053	166,937	204,058	242,198	283,726
% Growth	-	*85.8%*	*13.9%*	*(2.8)%*	*(1.3)%*	*22.2%*	*18.7%*	*17.1%*
COGS	64,600	137,396	155,813	151,812	143,813	173,604	204,497	239,723
% Revenue	*78.6%*	*90.0%*	*89.6%*	*89.8%*	*86.1%*	*85.1%*	*84.4%*	*84.5%*
Gross Profit	17,580	15,313	18,143	17,242	23,124	30,454	37,701	44,002
% Margin	*21.4%*	*10.0%*	*10.4%*	*10.2%*	*13.9%*	*14.9%*	*15.6%*	*15.5%*
SG&A	8,842	5,581	5,538	5,319	5,503	5,679	4,552	4,748
% Revenue	*10.8%*	*3.7%*	*3.2%*	*3.1%*	*3.3%*	*2.8%*	*1.9%*	*1.7%*
EBIT	8,738	9,731	12,605	11,923	17,621	24,775	33,149	39,255
% Margin	*10.6%*	*6.4%*	*7.2%*	*7.1%*	*10.6%*	*12.1%*	*13.7%*	*13.8%*
D&A	491	2,276	2,519	2,695	2,680	2,715	1,426	1,205
% Revenue	*0.6%*	*1.5%*	*1.4%*	*1.6%*	*1.6%*	*1.3%*	*0.6%*	*0.4%*
EBITDA	9,230	12,007	15,124	14,617	20,301	27,490	34,576	40,460
% Margin	*11.2%*	*7.9%*	*8.7%*	*8.6%*	*12.2%*	*13.5%*	*14.3%*	*14.3%*
Interest Income	110	117	285	1,233	1,631	2,432	3,529	5,009
Interest Expense	25	90	96	65	33	32	29	107
Other Income(Expense)	(363)	(374)	(195)	(1,563)	(1,563)	(1,563)	(1,563)	(1,563)
PBT	8,461	9,384	12,600	11,527	17,656	25,612	35,086	42,593
% Margin	*10.3%*	*6.1%*	*7.2%*	*6.8%*	*10.6%*	*12.6%*	*14.5%*	*15.0%*
Tax	1,579	2,186	2,822	2,779	4,127	5,914	7,841	9,615
Net Income	6,882	7,198	9,778	8,748	13,529	19,697	27,245	32,979
% Margin	*8.4%*	*4.7%*	*5.6%*	*5.2%*	*8.1%*	*9.7%*	*11.2%*	*11.6%*

Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

36

Play Company (F&B consol.) | Income Statement in USD

Strictly Private & Confidential

Income Statement of the Target in USD is as follows.

Income Statement

Income Statement		Historical				Forecast		
(USD K)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Revenue	63,216	117,468	133,813	130,041	128,413	156,967	186,306	218,250
% Growth	-	*85.8%*	*13.9%*	*(2.8)%*	*(1.3)%*	*22.2%*	*18.7%*	*17.1%*
COGS	49,692	105,689	119,857	116,778	110,626	133,542	157,305	184,403
% Revenue	*78.6%*	*90.0%*	*89.6%*	*89.8%*	*86.1%*	*85.1%*	*84.4%*	*84.5%*
Gross Profit	13,523	11,779	13,956	13,263	17,788	23,426	29,001	33,848
% Margin	*21.4%*	*10.0%*	*10.4%*	*10.2%*	*13.9%*	*14.9%*	*15.6%*	*15.5%*
SG&A	6,801	4,293	4,260	4,092	4,233	4,369	3,502	3,652
% Revenue	*10.8%*	*3.7%*	*3.2%*	*3.1%*	*3.3%*	*2.8%*	*1.9%*	*1.7%*
EBIT	6,722	7,486	9,696	9,171	13,555	19,057	25,499	30,196
% Margin	*10.6%*	*6.4%*	*7.2%*	*7.1%*	*10.6%*	*12.1%*	*13.7%*	*13.8%*
D&A	378	1,751	1,938	2,073	2,062	2,089	1,097	927
% Revenue	*0.6%*	*1.5%*	*1.4%*	*1.6%*	*1.6%*	*1.3%*	*0.6%*	*0.4%*
EBITDA	7,100	9,236	11,634	11,244	15,617	21,146	26,597	31,123
% Margin	*11.2%*	*7.9%*	*8.7%*	*8.6%*	*12.2%*	*13.5%*	*14.3%*	*14.3%*
Interest Income	84.43	90	220	948	1,255	1,871	2,715	3,853
Interest Expense	19	70	74	50	25	24	22	82
Other Income(Expense)	(279)	(288)	(150)	(1,202)	(1,202)	(1,202)	(1,202)	(1,202)
PBT	6,508	7,218	9,692	8,867	13,582	19,701	26,990	32,764
% Margin	*10.3%*	*6.1%*	*7.2%*	*6.8%*	*10.6%*	*12.6%*	*14.5%*	*15.0%*
Tax	1,214	1,681	2,171	2,137	3,175	4,550	6,032	7,396
Net Income	5,294	5,537	7,522	6,730	10,407	15,152	20,958	25,368
% Margin	*8.4%*	*4.7%*	*5.6%*	*5.2%*	*8.1%*	*9.7%*	*11.2%*	*11.6%*

Note: 1) The exchange rate of 1 USD to KRW 1,300 apply. Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

37

Strictly Private & Confidential Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 38 Play Company (F&B consol.) | Balance Sheet Balance Sheet of the Target is as follows. Balance Sheet Forecast Historical Balance Sheet 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) 187,086 147,274 114,323 89,139 77,624 73,601 61,499 33,820 Total Assets 171,627 131,942 98,992 73,284 60,403 55,057 44,261 29,667 Current Assets 130,987 96,469 68,070 46,805 33,244 30,582 11,103 6,075 Cash & Cash Equivalent 30,695 26,072 21,967 17,959 18,464 15,105 24,232 15,184 Account Receivables 940 792 670 551 598 611 669 950 Advance Payments 2,496 2,100 1,777 1,461 1,588 2,251 1,144 329 Prepaid Expenses 6,509 6,509 6,509 6,509 6,509 6,509 7,112 7,129 Other Current Assets 15,459 15,333 15,331 15,855 17,221 18,544 17,238 4,154 Non - current Assets 4,281 4,164 4,135 3,348 3,379 3,359 2,825 1,468 PP&E 270 260 275 847 1,441 2,045 2,509 195 Intangible Assets 0 0 12 752 1,492 2,232 2,972 - Goodwill 8,131 8,131 8,131 8,131 8,131 8,131 7,062 1,850 Investment 2,777 2,777 2,777 2,777 2,777 2,777 1,870 641 Other Non - current Assets 49,820 42,988 37,281 31,795 33,809 38,534 33,931 19,418 Total Liabilities 44,102 37,269 31,563 26,008 28,022 30,747 27,337 13,575 Account Payables 991 991 991 991 991 991 720 699 Other Payables 500 500 500 569 569 2,569 2,594 2,500 Debt (Term Loan) 3,442 3,442 3,442 3,442 3,442 3,442 2,696 1,619 Other Current Liabilities 785 785 785 785 785 785 584 1,025 Other Non - Current Liabilities 137,265 104,287 77,042 57,344 43,815 35,067 27,568 14,403 Shareholders' Equity 137,265 104,287 77,042 57,344 43,815 35,067 27,568 14,403 Common Equity 500 500 500 500 500 500 500 500 Paid - in Capital 131,730 101,193 75,885 57,344 44,360 35,761 25,666 17,912 Retained Earnings (1,937) (1,937) (1,937) (1,937) (1,937) (1,937) 21 (4,009) Other 6,972 4,531 2,594 1,438 893 743 1,381 - Non - controlling entity

Strictly Private & Confidential Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 39 Play Company (F&B consol.) | Cash Flow Statement Cash Flow Statement of the Target is as follows. Cash Flow Statement Forecast Historical Cash Flow Statement 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) 35,849 29,827 23,524 14,876 6,034 Cash Flow from Operating Activities 32,979 27,245 19,697 13,529 8,748 Net Income 1,205 1,426 2,715 2,680 2,695 (+) Depreciation & Amortization (1,666) (1,156) (1,111) 1,334 5,409 (‒) Change in NWC (1,331) (1,428) (2,191) (1,315) (1,371) Cash Flow from Investing Activities 1,331 1,428 2,191 1,315 1,371 (‒) CAPEX - - (69) - (2,000) Cash Flow from Financing Activities - - (69) - (2,000) (+) Debt Issuance/(Repayment) - - 69 - 2,000 (‒) Debt Repayment 96,469 68,070 46,805 33,244 30,582 Beginning Cash 34,519 28,399 21,264 13,561 2,663 (+/‒) Change in Cash 130,987 96,469 68,070 46,805 33,244 Ending Cash

Strictly Private & Confidential Play Company | Revenue Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Revenue 126,242 113,835 140,714 167,415 198,503 6,843 10,446 11,976 15,739 20,707 1,258 1,270 1,282 1,298 1,314 10,117 12,729 15,068 15,980 16,542 144,460 138,280 169,040 200,432 237,067 2023E 2024E 2025E 2026E 2027E Design MD Service Other (Unit: KRW mn) ▪ The MD business generates revenue by designing, producing, and selling K - pop merchandise, including clothes, stationery, and other items Design and MD Service and Others 2023 - 2027 CAGR 13.2% Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 40

Strictly Private & Confidential Play Company | Revenue Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions ▪ The MD business generates revenue by designing, producing, and selling K - pop merchandise, including calendars, clothes, stationery, and other items − BTS: gradually increase to 14 titles per year by FY27 − Major artists except for BTS: 3 - 6 titles per year − New Artists: gradually increase to 5 titles per year Design and MD Revenue with adjustments made for artists who are starting their solo careers ▪ Maintains the ratio of overseas sales to total sales within each product segment Service ▪ The unit price has been adjusted by applying the estimated CPI of Korea Others Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 41

Strictly Private & Confidential Play F&B | Revenue Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Revenue 18,284 19,735 22,774 26,517 28,337 4,279 6,649 9,808 12,656 15,587 103 104 105 106 107 1,924 2,167 2,327 2,483 2,625 3 3 3 4 4 24,593 28,657 35,017 41,766 46,659 2023E 2024E 2025E 2026E 2027E Food - sell Franchise Foreign B2B Other (Unit: KRW mn) Franchise Food - sell Foreign and B2B 2023 - 2027 CAGR 17.4% Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 42

Strictly Private & Confidential Play F&B | Revenue Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions ▪ Applied the estimated CPI of Korea to the monthly revenue of each store in FY22 Revenue ▪ Applied the estimated CPI of Korea to the monthly revenue of each store in FY22 Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 43

Strictly Private & Confidential Play Company | COGS · SG&A Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Cost of Goods Sold 110,700 116,728 138,757 165,865 5,624 8,479 94,774 9,951 13,249 17,639 1,047 1,056 1,067 1,080 1, 094 9,753 15,435 15,979 3,139 12,285 3,248 14,551 3,478 3,791 4,149 130,263 119,843 145,775 172,311 204,725 Design 90.2% 86.7% 86.2% 86.0% 86.4% 2023E 2024E 2025E 2026E 2027E MD Service Other Overhead % of Revenue SG&A 745 735 727 719 713 1,800 1,741 1,687 1,649 1,614 37 28 21 19 15 2,364 2,397 2,435 2,495 2,560 1.6% 1.7% 1.4% 1.2% 1.1% 2023E 2024E 2025E 2026E 2027E Labor costs Fixed costs D&A % of Revenue Design and MD Service and Others (Unit: KRW mn) Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 44 (Unit: KRW mn)

Strictly Private & Confidential Play Company | COGS · SG&A Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions ▪ Assumed that the average ratio over revenue in FY20 - FY22 remains constant Design COGS ▪ Consists of a licensing fee that is paid to IP owners, with shares of the revenue distributed after subtracting the costs of content production and manufacturing − HYBE: 85% − Others: gradually increase from 28% to 32% ▪ Applied the cost ratio of the BTS segment over its revenue in FY22 to estimate the costs of other segments, assuming that it remains constant MD ▪ With the expenses associated with filming services, the ratio of expenses to revenue in FY22 was assumed to remain constant ▪ Assumed that that the average cost ratio of editing and design services to revenue in FY20 - FY22 would remain constant Service Others ▪ Consists of labor costs, D&A and others ▪ Applied EIU estimated nominal wage growth rate to estimate salary per capita ▪ Assumed that the headcount will increase from 34 to 52 in proportion to revenue growth − Severance Benefits : Assumes that FY22 ratio over salary to remain constant Overhead costs Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 45

Strictly Private & Confidential Play F&B | COGS · SG&A Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Cost of Goods Sold 16,844 17,674 19,078 21,669 22,910 1 3,121 4,374 6,149 7,519 8,776 138 21,757 24,180 28,090 32,500 35,317 88.5% 84.4% 80.2% 77.8% 75.7% 2023E 2024E 2025E 2026E 2027E Direct - management Franchise B2B Other % of Revenue SG&A 1,097 1,238 1,370 1,480 1,599 478 482 487 493 500 34 34 31 1,609 1,755 1,888 1,999 26 2,126 27 Labor costs 6.5% Fixed costs 6.1% 5.4% 4.8% 4.6% 2023E 2024E 2025E 2026E 2027E D&A % of Revenue Franchise Corporate - owned Factory Costs Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 46

Play F&B | COGS · SG&A Assumptions

Strictly Private & Confidential

Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows.

Assumptions

Items			Description
COGS	Corporate-owned	Material costs	• OUR Bakery: Assumed that the ratio over revenue of each store in FY22 remains constant for existing stores, and applied the average ratio of 2022 for new stores • Kinda Katsu: Assumed that the cost ratio of existing stores gradually improved from 40% to 36%, while the cost ratio of new store will be 305 • OUR Bagel: Applied the average ratio of OUR Bakery from FY22 for the forecasting period
		Labor costs	• Applied EIU estimated nominal wage growth rate to estimate salary per capita • Assumed the headcount will increase in proportion to the growing number of new stores
		Rent	• OUR Bakery: Assumed that the average cost ratio of FY21-FY22 remains constant • Kinda Katsu: Assumed that the cost ratio of FY22 remains constant • OUR Bagel: Applied the average ratio of OUR Bakery of FY21-FY22 for the forecasting period
	Franchise	Packaging	• Consists of raw materials for packaging and consumables • Assumed that the average cost ratio of FY21-FY22 remains constant
	Factory costs		• Expenses directly associated with production generated in company-owned food factories and roasteries make up the factory costs, including material costs, labor costs, rent, etc. • The factory costs of each factory were estimated according to the cost ratio from FY22 • The factory costs are distributed to each business segment according to its revenue shares • Headcount was adjusted according to the business plan to streamline the production line

Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

47

Strictly Private & Confidential Play Company (F&B consol.) | COGS · SG&A Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions − Play Company: The headcount for FY22 is assumed to remain constant for the forecast period − Play F&B: Assumed that the headcount will gradually increase from 19 to 26 ▪ Applied EIU estimated nominal wage growth rate to estimate salary and bonus per capita - Employee Benefits and Severance Benefits: Apply the average ratio of benefits over salary in FY22 and assumed that it will remain constant Labor costs SG&A Fixed costs Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 48

Play Company (F&B consol.) | CapEx · D&A · NWC

Strictly Private & Confidential

Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows.

Assumptions

CAPEX · D&A · NWC	Historical			Forecast					
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F	Terminal
CAPEX				(1,371)	(1,315)	(2,191)	(1,428)	(1,331)	
D&A	491	972	1,215	1,391	1,377	1,412	1,426	1,205	
Net Working Capital									
Accounts Receivable	15,184	24,232	15,105	18,528	18,023	22,031	26,137	30,760	31,067
Advance payments	1,439	671	614	598	551	670	792	940	950
Prepaid expenses	489	1,153	2,251	1,588	1,461	1,777	2,100	2,496	2,520
Account Payables	13,575	27,337	30,747	28,022	26,008	31,563	37,269	44,102	44,543
Net Working Capital				(7,307)	(5,974)	(7,085)	(8,241)	(9,906)	(10,005)
Changes in Net Working Capital				5,409	1,334	(1,111)	(1,156)	(1,666)	(99)

Items		Description
CapEx, D&A		• CapEx: Considered the Target's CapEx plan in proportion to the increase of new stores, and applied maintenance CapEx equal to D&A cost • D&A : Estimated according to the depreciation and amortization method and useful life of the Target
NWC	Play Company	• Working Assets - Accounts receivable: Assumed that the working capital days to revenue in FY22 will remain constant - Advance payments, Prepaid expenses: Assumed that the working capital days to COGS in FY22 will remain constant • Working Liabilities - Accounts payable: Assumed that the working capital days to COGS in FY22 will remain constant
NWC	Play F&B	• Working Assets - Accounts receivable: Assumed that average working capital days to revenue in FY20-FY21 will remain constant • Working Liabilities - Accounts payable: Assumed that average working capital days to COGS in FY20-FY21 will remain constant

Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

49

Appendix | FCFF Analysis

Strictly Private & Confidential

Free Cash Flow to Firm (FCFF) analysis of the Target are as follows.

FCFF Analysis

Play Company (F&B consol.)	Historical			Forecast					
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F	Terminal
Revenue	82,181	152,708	173,957	169,053	166,937	204,058	242,198	283,726	286,563
% Growth		*85.8%*	*13.9%*	*(2.8)%*	*(1.3)%*	*22.2%*	*18.7%*	*17.1%*	*1.0%*
COGS	64,600	137,396	155,782	151,812	143,813	173,604	204,497	239,723	242,121
% Revenue	*78.6%*	*90.0%*	*89.6%*	*89.8%*	*86.1%*	*85.1%*	*84.4%*	*84.5%*	*84.5%*
Gross Profit	17,580	15,313	18,175	17,242	23,124	30,454	37,701	44,002	44,442
% Revenue	*21.4%*	*10.0%*	*10.4%*	*10.2%*	*13.9%*	*14.9%*	*15.6%*	*15.5%*	*15.5%*
SG&A	8,842	5,581	5,570	5,319	5,503	5,679	4,552	4,748	4,795
% Revenue	*10.8%*	*3.7%*	*3.2%*	*3.1%*	*3.3%*	*2.8%*	*1.9%*	*1.7%*	*1.7%*
EBIT	8,738	9,731	12,605	11,923	17,621	24,775	33,149	39,255	39,647
% Revenue	*10.6%*	*6.4%*	*7.2%*	*7.1%*	*10.6%*	*12.1%*	*13.7%*	*13.8%*	*13.8%*
Tax	1,579	2,186	2,822	2,779	4,127	5,914	7,841	9,615	9,133
NOPLAT	7,160	7,545	9,784	9,144	13,494	18,860	25,308	29,640	30,515
Adding: D&A				2,695	2,680	2,715	1,426	1,205	
Deducting: CapEx				(1,371)	(1,315)	(2,191)	(1,428)	(1,331)	
Deducting: ΔNWC				5,409	1,334	(1,111)	(1,156)	(1,666)	(99)
FCFF				7,801	16,156	24,877	29,319	33,841	30,614

Source: KPMG Analysis, the Target's business plan

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

50

Strictly Private & Confidential Appendix | FCFF Key Assumptions Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Key Assumptions Analysis Date Forecast Period Cash Flow Key Assumptions Terminal Growth Rate Income Tax Source: KPMG Analysis © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 51 Macroeconomic Indicators

Appendix | K-Character (Goods) & MD Market

Strictly Private & Confidential

Record sales increased by an average of 34% annually between 2017-2021, while physical MD sales of the four major agencies continued to grow by an average of 46% annually over the past five years.

K-Pop Contents Consumption Trends


(Unit: '0,000, %)
Record Sales
Record purchases
Online Music distribution Volume
53.5%
56.4%
59.4%
61.4%
62.8%
24.6%
21.6%
20.5%
20.2%
36.5%
1,693
2,282
2,510
4,171
5,459
2017
2018
2019
2020
2021

- Due to the recent surge in global popularity of K-pop stars such as BTS, there has been a significant increase in demand for K-pop music
  - This increased demand has led to significant growth in physical record sales, record purchases, and online music distribution volume
- Over the past five years, physical record sales in Korea have exhibited an annual growth rate of more than 34%, while the ratio of consumers of music content who make purchases has increased by 11.9%
  - During this same period, the percentage of music consumers who use online music increased by 9.3%

Domestic Four Major K-pop agencies' physical MD[1] sales Trends


(Unit: KRW bn, %)
HYBE
SM
JYP
YG
Propotion of Sales
Sales expected to reach KRW 15.5tn
by 2027 at the current pace
38.8%
42.6%
64.4%
507
101
151
190
65
704
90
182
354
78
1,143
104
235
712
92
1,760
185
118
358
1,099
2,318
230
123
572
1,393
2018
2019
2020
2021
2022

- The rapid increase in K-pop related physical MD sales is a direct result of the trickle-down effect of the rising interest in K-pop
- Physical MD sales at the four major domestic K-pop agencies are expected to grow four-fold, rising from approximately KRW 500bn in 2018 to KRW 2.3tn in 2022
- Additionally, sales as a percentage of total sales increased from 38.8% in 2018 to 64.4% in 2020, thereby becoming a crucial source of revenue for all agencies

Note: 1) MD: Merchandise. Source: KOCCA(Korea Creative Content Agency), KPMG Analysis

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.
52

Strictly Private & Confidential The LAMP

The LAMP | Income Statement

Strictly Private & Confidential

Income Statement of the Target is as follows.

Income Statement

Income Statement	Historical			Forecast				
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Revenue	11,113	9,826	17,244	26,992	39,172	53,500	59,103	73,206
% Growth	*(31.8)%*	*(11.6)%*	*75.5%*	*56.5%*	*45.1%*	*36.6%*	*10.5%*	*23.9%*
COGS	11,216	8,847	15,856	26,047	35,372	47,500	50,000	60,000
% Revenue	*100.9%*	*90.0%*	*92.0%*	*96.5%*	*90.3%*	*88.8%*	*84.6%*	*82.0%*
Gross Profit	(103)	979	1,388	945	3,800	6,000	9,103	13,206
% Margin	*(0.9)%*	*10.0%*	*8.0%*	*3.5%*	*9.7%*	*11.2%*	*15.4%*	*18.0%*
SG&A	626	722	964	1,025	1,103	1,195	1,240	1,338
% Revenue	*5.6%*	*7.3%*	*5.6%*	*3.8%*	*2.8%*	*2.2%*	*2.1%*	*1.8%*
EBIT	(730)	257	424	(80)	2,697	4,805	7,863	11,868
% Margin	*(6.6)%*	*2.6%*	*2.5%*	*(0.3)%*	*6.9%*	*9.0%*	*13.3%*	*16.2%*
D&A	11	21	50	60	61	63	60	63
% Revenue	*0.1%*	*0.2%*	*0.3%*	*0.2%*	*0.2%*	*0.1%*	*0.1%*	*0.1%*
EBITDA	(719)	278	474	(20)	2,758	4,868	7,923	11,932
% Margin	*(6.5)%*	*2.8%*	*2.7%*	*(0.1)%*	*7.0%*	*9.1%*	*13.4%*	*16.3%*
Other Income/Expense	1,432	(214)	(352)	(362)	(365)	(369)	(373)	(378)
PBT	702	44	72	(442)	2,332	4,437	7,490	11,490
% Margin	*6.3%*	*0.4%*	*0.4%*	*(1.6)%*	*6.0%*	*8.3%*	*12.7%*	*15.7%*
Tax	138	29	(18)	-	491	954	1,626	2,506
Net Income	564	15	90	(442)	1,841	3,483	5,864	8,985
% Margin	*5.1%*	*0.1%*	*0.5%*	*(1.6)%*	*4.7%*	*6.5%*	*9.9%*	*12.3%*

Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

54

Strictly Private & Confidential © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 55 The LAMP | Income Statement in USD Income Statement of the Target in USD is as follows. Income Statement 1) Note: 1) The exchange rate of 1 USD to KRW 1,300 apply. Source: KPMG Analysis, the Target’s business plan Forecast Historical Income Statement 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (USD k) 56,313 45,464 41,154 30,132 20,763 13,265 7,558 8,548 Revenue 23.9% 10.5% 36.6% 45.1% 56.5% 75.5% (11.6)% (31.8)% % Growth 46,154 38,462 36,538 27,209 20,036 12,197 6,805 8,628 COGS 82.0% 84.6% 88.8% 90.3% 96.5% 92.0% 90.0% 100.9% % Revenue 10,159 7,002 4,615 2,923 727 1,067 753 (80) Gross Profit 18.0% 15.4% 11.2% 9.7% 3.5% 8.0% 10.0% (0.9)% % Margin 1,029 954 919 848 789 741 555 482 SG&A 1.8% 2.1% 2.2% 2.8% 3.8% 5.6% 7.3% 5.6% % Revenue 9,130 6,048 3,697 2,075 (62) 326 198 (561) EBIT 16.2% 13.3% 9.0% 6.9% (0.3)% 2.5% 2.6% (6.6)% % Margin 49 47 48 47 46 38 16 9 D&A 0.1% 0.1% 0.1% 0.2% 0.2% 0.3% 0.2% 0.1% % Revenue 9,178 6,095 3,745 2,121 (15) 364 214 (553) EBITDA 16.3% 13.4% 9.1% 7.0% (0.1)% 2.7% 2.8% (6.5)% % Margin (291) (287) (284) (281) (278) (271) (164) 1,101 Other Income/Expense 8,839 5,762 3,413 1,794 (340) 56 33 540 PBT 15.7% 12.7% 8.3% 6.0% (1.6)% 0.4% 0.4% 6.3% % Margin 1,928 1,251 734 378 - (14) 22 106 Tax 6,911 4,511 2,679 1,416 (340) 69 11 434 Net Income 12.3% 9.9% 6.5% 4.7% (1.6)% 0.5% 0.1% 5.1% % Margin

The LAMP | Balance Sheet
Strictly Private & Confidential

Balance Sheet of the Target is as follows.

Balance Sheet

Balance Sheet	Historical			Forecast				
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Total Assets	**14,263**	**17,096**	**20,112**	**20,386**	**22,918**	**27,230**	**33,385**	**43,157**
Current Assets	5,235	2,495	2,443	2,437	4,291	7,723	13,694	22,742
Cash & Cash Equivalent	5,197	1,479	950	425	1,552	4,053	9,810	18,070
Account Receivables	37	221	69	227	329	449	496	615
Inventory	-	740	1,373	1,736	2,357	3,166	3,332	3,999
Advance Payments	1	1	6	6	8	11	11	14
Other Current Assets	-	54	44	44	44	44	44	44
Non-current Assets	9,027	14,601	17,669	17,949	18,627	19,507	19,691	20,416
PP&E	7,870	13,783	15,935	15,924	15,924	15,922	15,924	15,921
Intangible Assets	1,000	703	1,605	1,895	2,574	3,456	3,638	4,365
Other Non-current Assets	157	115	129	129	129	129	129	129
Total Liabilities	**8,301**	**11,120**	**14,045**	**14,761**	**15,452**	**16,282**	**16,573**	**17,360**
Advances from Customers	2,057	780	780	1,221	1,772	2,420	2,673	3,311
Other Payables	93	326	92	343	466	625	658	790
Debt (Short Term)	2,100	6,402	9,158	9,158	9,158	9,158	9,158	9,158
Debt (Long Term)	3,000	3,400	3,400	3,400	3,400	3,400	3,400	3,400
Other Current Liabilities	431	58	40	64	81	103	107	126
Other Non-Current Liabilities	620	154	575	575	575	575	575	575
Shareholders' Equity	**5,962**	**5,977**	**6,067**	**5,625**	**7,466**	**10,948**	**16,813**	**25,797**
Common Equity	5,962	5,977	6,067	5,625	7,466	10,948	16,813	25,797
Paid-in Capital	1	1	1	1	1	1	1	1
Retained Earnings	5,961	5,976	6,066	5,624	7,465	10,947	16,812	25,796

Source: KPMG Analysis, the Target's business plan

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

56

Strictly Private & Confidential Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 57 The LAMP | Cash Flow Statement Cash Flow Statement of the Target is as follows. Cash Flow Statement Forecast Historical Cash Flow Statement 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) 8,321 5,819 2,561 1,188 (476) Cash Flow from Operating Activities 8,985 5,864 3,483 1,841 (442) Net Income 63 60 63 61 60 (+) Depreciation & Amortization 727 105 984 714 94 (‒) Change in NWC (60) (63) (61) (60) (50) Cash Flow from Investing Activities 60 63 61 60 50 (‒) CAPEX - - - - - Cash Flow from Financing Activities 9,810 4,053 1,552 425 950 Beginning Cash 8,261 5,757 2,501 1,128 (525) (+/‒) Change in Cash 18,070 9,810 4,053 1,552 425 Ending Cash

Strictly Private & Confidential The LAMP | Revenue Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Revenue 23,131 21,633 43,500 39,000 53,000 3,861 17,539 10,000 20,103 20,206 26,992 39,172 53,500 59,103 73,206 2023E 2024E 2025E 2026E 2027E Drama Movie (Unit: KRW mn) Movie Drama 2023 - 2027 CAGR 28.3% Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 58

Strictly Private & Confidential The LAMP | Revenue Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions Movie Revenue Drama Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 59

Strictly Private & Confidential The LAMP | COGS · SG&A Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Cost of Goods Sold 22,801 17,833 37,500 30,000 40,000 3,246 17,539 10,000 20,000 20,000 26,047 35,372 47,500 50,000 60,000 Drama 96.5% 90.3% 88.8% 84.6% 82.0% 2023E 2024E 2025E 2026E 2027E Movie % of Revenue SG&A 370 379 387 400 413 144 209 285 315 391 455 471 60 451 63 459 60 465 1,025 1,103 61 1,195 1,240 1,338 63 Labor costs 3.8% 2.8% 2.2% 2.1% 1.8% 2023E 2024E 2025E 2026E 2027E Variable Costs Fixed costs D&A % of Revenue COGS SG&A - Drama: KRW - Movie: KRW - Labor costs: - Fixed costs: increase according to the EIU estimated consumer price inflation rate Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 60

Strictly Private & Confidential The LAMP | COGS · SG&A Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions Movie COGS Drama - Bonus : Assumes no bonus during forecast period - Employee Benefits, Severance Benefits: Applies the average ratio of salary in FY21 - FY22 Labor costs SG&A Fixed costs D&A Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 61

The LAMP | CapEx · D&A · NWC

Strictly Private & Confidential

Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows.

Assumptions

CAPEX · D&A · NWC	Historical			Forecast					
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F	Terminal
CAPEX				50	60	61	63	60	
D&A				60	61	63	60	63	
Net Working Capital									
Accounts Receivable	37	221	69	227	329	449	496	615	621
Inventory	-	740	1,373	1,736	2,357	3,166	3,332	3,999	4,039
Advance Payments	1	1	6	6	8	11	11	14	14
Investment	1,000	703	1,605	1,895	2,574	3,456	3,638	4,365	4,409
Advances from Customers	2,057	780	780	1,221	1,772	2,420	2,673	3,311	3,344
Other Payable	93	326	92	343	466	625	658	790	798
Accrued Expense	27	34	23	47	64	86	91	109	110
Net Working Capital	(1,139)	524	2,158	2,252	2,966	3,950	4,055	4,782	4,830
Changes in Net Working Capital	**(177)**	**1,664**	**1,634**	**94**	**714**	**984**	**105**	**727**	**48**

Items	Description
CapEx, D&A	• CapEx: Applied maintenance CapEx equal to D&A cost • D&A : Estimated according to the depreciation and amortization method and useful life of the Target
NWC	• Working Assets - Accounts receivable: Assumed that the working capital days to revenue of FY22 will remain constant - Inventory, Advance payments, Investment: Assumed the working capital days to COGS of FY22 will remain constant • Working Liabilities - Other payable, Accrued expense: Assumed the working capital days to COGS of FY22 will remain constant - Advances from customers: Assumed the working capital days to revenue of FY22 will remain constant

Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

62

Appendix | FCFF Analysis

Strictly Private & Confidential

Free Cash Flow to Firm (FCFF) analysis of the Target are as follows.

FCFF Analysis

The LAMP	Historical			Forecast					
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F	Terminal
Revenue	11,113	9,826	17,244	26,992	39,172	53,500	59,103	73,206	73,938
% Growth	*(31.8)%*	*(11.6)%*	*75.5%*	*56.5%*	*45.1%*	*36.6%*	*10.5%*	*23.9%*	*1.0%*
COGS	11,216	8,847	15,856	26,047	35,372	47,500	50,000	60,000	60,600
% Revenue	*100.9%*	*90.0%*	*92.0%*	*96.5%*	*90.3%*	*88.8%*	*84.6%*	*82.0%*	*82.0%*
Gross Profit	(103)	979	1,388	945	3,800	6,000	9,103	13,206	13,338
% Margin	*(0.9)%*	*10.0%*	*8.0%*	*3.5%*	*9.7%*	*11.2%*	*15.4%*	*18.0%*	*18.0%*
SG&A	626	722	964	1,025	1,103	1,195	1,240	1,338	1,351
% Revenue	*5.6%*	*7.3%*	*5.6%*	*3.8%*	*2.8%*	*2.2%*	*2.1%*	*1.8%*	*1.8%*
EBIT	(730)	257	424	(80)	2,697	4,805	7,863	11,868	11,987
% Margin	*(6.6)%*	*2.6%*	*2.5%*	*(0.3)%*	*6.9%*	*9.0%*	*13.3%*	*16.2%*	*16.2%*
Tax	-	35	71	-	571	1,035	1,708	2,589	2,615
NOPLAT	(730)	223	353	(80)	2,126	3,770	6,155	9,279	9,372
Adding: D&A				60	61	63	60	63	
Deducting: CapEx				50	60	61	63	60	
Deducting: △NWC				94	714	984	105	727	48
FCFF				(164)	1,412	2,788	6,048	8,555	9,324

Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

63

Strictly Private & Confidential Appendix | FCFF Key Assumptions Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Key Assumptions Analysis Date Forecast Period Cash Flow Key Assumptions Terminal Growth Rate Income Tax Source: KPMG Analysis © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 64 Macroeconomic Indicators

Appendix | Korean Film Market

Strictly Private & Confidential

Although the film industry experienced a significant slowdown due to COVID-19, there has been a gradual recovery attributed to an increase in average unit prices per audience and commercial film releases.

Korean Film Market Size


Theater sales
TV VOD and others 1)
Theater sales per audience
OTT
Overseas
(unit: KRW bn)
₩12,787
₩8,286
₩8,396
₩8,660
₩9,518
₩10,049
89
420
54
1,814
86
438
72
1,914
92
388
63
510
56
286
98
585
92
293
161
1,160
97
187
628
664
2018A
2019A
2020A
2021A
2022A
2027E

- As a consequence of the restrictions on theater operations caused by the COVID-19 pandemic, theater ticket sales hit their lowest level in 2020
- Due to the hike in ticket prices, the unit price of theater sales per audience has been steadily increasing, while demand has been gradually recovering in line with the transition to endemic diseases since 2022
- The expansion of content consumption has led to an acceleration in the trend of diversifying the distribution structure of film industry, primarily through OTT platforms

Profitability of Korean Commercial Films[2)]

	2017	2018	2019	2020	2021	2022
Number of films surveyed	37	40	45	29	17	36
Rates of Return	*18.0%*	*(4.8)%*	*10.9%*	*(34.1)%*	*(22.9)%*	*0.3%*
Number of titles exceeding BEP	15	16	20	5	3	7
% of total titles	*40.5%*	*40.0%*	*44.4%*	*17.2%*	*17.6%*	*19.4%*
BEP ~ 50%	5	6	10	5	3	1
50 ~ 100%	5	7	5	-	-	6
Above 100%	5	3	5	-	-	4
Number of titles below BEP	22	24	25	24	14	29
% of total titles	*59.5%*	*60.0%*	*55.6%*	*82.8%*	*82.4%*	*80.6%*
BEP ~ -50%	11	13	9	9	9	12
Below -50%	11	11	16	15	5	17

- An average of 11.3% of Korean commercial films have managed to make more than 50% profit, and more than 32.4% have surpassed their BEPs
  - Four films have achieved high returns of over 100% in the post-pandemic era
- Although the profitability of Korean commercial films has declined since 2020 due to the impact of COVID-19, they have gradually recovered and experienced a turnaround in returns in 2022

Notes: 1) Including TV VOD, broadcast rights, online, and DVD Blu-ray; 2) calculated based on films with total production cost of more than KRW 3bn and the return is the total sales minus total costs, divided by total production cost / Source: Press Release, Korean Film Council, KPMG Analysis

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

65

Appendix | Korean OTT Contents Market

Strictly Private & Confidential

Netflix, the No. 1 OTT platform in Korea, has been successful in domestic and foreign markets through original Korean content, and investment in Korean content, which is more efficient than in other countries, is expected to continue.

Investments in Korean Contents by Netflix and Original Titles



Investment in Korean contents by Netflix
The number of Netflix Korean original titles[1]
(Unit: KRW bn, titles)
15
82
92
248
333
550
1
1
5
9
20
24
2016
2017
2018
2019
2020
2021
2022

- The number of Netflix subscribers surged as OTT emerged as a new source of demand for content, due to the ripple effect of social distancing
- The competitiveness of OTT services is determined by the quality of the content, and Netflix has invested more than KRW 130 bn in Korean content over the past five years to expand production
- Original Korean contents, such as 〈Squid Game〉 and 〈All of Us are Dead〉, have succeeded in global success, driving Netflix's growth

Korean OTT Contents Market Trend

Reorganize to focus on a small number of OTT companies that have successfully invested in bold content

- Netflix has secured competitive content by guaranteeing a high margin rate compared to existing distribution channels, and based on this, it has expanded its market share
- As the growth of the OTT market slows, companies with weak content and subscriber base will be eliminated and Netflix-oriented OTT content production will be strengthened

Netflix's Continuous Investment Expected due to High Investment Efficiency in Korean Content

- Netflix announced plans to expand investment in non-English-speaking content, and "Two out of three top-rated non-English-speaking content in 2021 are Korean content."
- Korean content production costs are 1/10th that of the United States, and Korean content is expected to benefit from expanding investment in non-English content due to its high efficiency compared to production costs

The Limited Expansion of OTT Original Film Production Expected

- Drama can expand the content consumption period from weeks to months by dividing the season and releasing one drama every week
- On the other hand, the expansion of original contents of the movie is expected to be limited as the consumption period of the movie is short from 1 to 2 days, which is disadvantageous in terms of maintaining the number of subscribers

Note: 1) Includes movies, dramas, entertainment shows, documentaries and animations / Source: Press Release, Expert Interview, Netflix, KPMG Analysis

KPMG © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

66

Strictly Private & Confidential Bidangil Pictures

Bidangil Pictures | Income Statement

Strictly Private & Confidential

Income Statement of the Target is as follows.

Income Statement

Income Statement		Historical				Forecast		
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Revenue	20,105	2,589	90	30,196	59,783	63,377	75,875	85,722
% Growth	*124.2%*	*(87.1)%*	*(96.5)%*	*33,344.7%*	*98.0%*	*6.0%*	*19.7%*	*13.0%*
COGS	19,823	28	-	29,417	57,083	59,500	70,875	77,542
% Revenue	*98.6%*	*1.1%*	-	*97.4%*	*95.5%*	*93.9%*	*93.4%*	*90.5%*
Gross Profit	282	2,561	90	779	2,700	3,877	5,000	8,181
% Margin	*1.4%*	*98.9%*	*100.0%*	*2.6%*	*4.5%*	*6.1%*	*6.6%*	*9.5%*
SG&A	566	1,161	1,121	1,096	1,113	1,132	1,157	1,184
% Revenue	*2.8%*	*44.9%*	*1,241.6%*	*3.6%*	*1.9%*	*1.8%*	*1.5%*	*1.4%*
EBIT	(284)	1,400	(1,031)	(317)	1,587	2,746	3,843	6,997
% Margin	*(1.4)%*	*54.1%*	*(1,141.6)%*	*(1.0)%*	*2.7%*	*4.3%*	*5.1%*	*8.2%*
D&A	1	0.2	-	-	-	-	-	-
% Revenue	*0.00003%*	*0.00006%*	-	-	-	-	-	-
EBITDA	(283)	1,400	(1,031)	(317)	1,587	2,746	3,843	6,997
% Margin	*(1.4)%*	*54.1%*	*(1,141.6)%*	*(1.0)%*	*2.7%*	*4.3%*	*5.1%*	*8.2%*
Interest Income	40	162	54	88	89	90	91	92
Interest Expense	-	-	-	-	-	-	-	-
Other Income(Expense)	81	82	96	89	89	90	91	93
PBT	(163)	1,644	(881)	(140)	1,765	2,926	4,025	7,181
% Margin	*(0.8)%*	*63.5%*	*(975.3)%*	*(0.5)%*	*3.0%*	*4.6%*	*5.3%*	*8.4%*
Tax	12	159	-	-	366	622	864	1,558
Net Income	(176)	1,485	(881)	(140)	1,399	2,304	3,162	5,623
% Margin	*(0.9)%*	*57.4%*	*(975.3)%*	*(0.5)%*	*2.3%*	*3.6%*	*4.2%*	*6.6%*

Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

68

Bidangil Pictures | Income Statement in USD

Strictly Private & Confidential

Income Statement of the Target in USD is as follows.

Income Statement[1]

Income Statement	Historical			Forecast				
(USD K)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Revenue	15,466	1,992	69	23,228	45,987	48,752	58,365	65,940
% Growth	*124.2%*	*(87.1)%*	*(96.5)%*	*33,344.7%*	*98.0%*	*6.0%*	*19.7%*	*13.0%*
COGS	15,248	22	-	22,628	43,910	45,769	54,519	59,647
% Revenue	*98.6%*	*1.1%*	-	*97.4%*	*95.5%*	*93.9%*	*93.4%*	*90.5%*
Gross Profit	217	1,970	69	599	2,077	2,982	3,846	6,293
% Margin	*1.4%*	*98.9%*	*100.0%*	*2.6%*	*4.5%*	*6.1%*	*6.6%*	*9.5%*
SG&A	436	893	862	843	856	870	890	911
% Revenue	*2.8%*	*44.9%*	*1,241.6%*	*3.6%*	*1.9%*	*1.8%*	*1.5%*	*1.4%*
EBIT	(218)	1,077	(793)	(244)	1,221	2,112	2,956	5,382
% Margin	*(1.4)%*	*54.1%*	*(1,141.6)%*	*(1.0)%*	*2.7%*	*4.3%*	*5.1%*	*8.2%*
D&A	1	0.1	-	-	-	-	-	-
% Revenue	*0.00003%*	*0.00006%*	-	-	-	-	-	-
EBITDA	(218)	1,077	(793)	(244)	1,221	2,112	2,956	5,382
% Margin	*(1.4)%*	*54.1%*	*(1,141.6)%*	*(1.0)%*	*2.7%*	*4.3%*	*5.1%*	*8.2%*
Interest Income	31	125	42	68	68	69	70	71
Interest Expense	-	-	-	-	-	-	-	-
Other Income(Expense)	62	63	74	68	69	70	70	71
PBT	(126)	1,265	(677)	(108)	1,358	2,250	3,096	5,524
% Margin	*(0.8)%*	*63.5%*	*(975.3)%*	*(0.5)%*	*3.0%*	*4.6%*	*5.3%*	*8.4%*
Tax	10	122	-	-	282	478	664	1,198
Net Income	(135)	1,143	(677)	(108)	1,076	1,772	2,432	4,326
% Margin	*(0.9)%*	*57.4%*	*(975.3)%*	*(0.5)%*	*2.3%*	*3.6%*	*4.2%*	*6.6%*

Note: 1) The exchange rate of 1 USD to KRW 1,300 apply. Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

69

Bidangil Pictures | Balance Sheet

Strictly Private & Confidential

Balance Sheet of the Target is as follows.

Balance Sheet

Balance Sheet		Historical				Forecast		
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Total Assets	**10,655**	**8,702**	**10,705**	**20,006**	**37,061**	**41,237**	**51,003**	**61,757**
Current Assets	10,504	6,544	10,553	19,854	36,910	41,086	50,851	61,605
Cash & Cash Equivalent	2,930	1,214	3,739	2,166	3,389	6,089	9,314	16,001
Account Receivables	1,285	324	10	2,799	5,542	5,875	7,033	7,946
Inventory	5,320	4,106	5,831	13,874	26,923	28,063	33,427	36,572
Advance Payments	-	1	1	43	84	88	104	114
Other Current Assets	968	899	972	972	972	972	972	972
Non-current Assets	152	2,158	152	152	152	152	152	152
PP&E	0.01	0.17	0.01	0.01	0.01	0.01	0.01	0.01
Investment	-	2,000	-	-	-	-	-	-
Other Non-current Assets	152	158	152	152	152	152	152	152
Total Liabilities	**5,617**	**5,108**	**6,584**	**16,026**	**31,683**	**33,554**	**40,158**	**45,289**
Account Payables	21	223	23	929	1,802	1,878	2,238	2,448
Other Payables	142	116	2	2	2	2	2	2
Advances from Customers	5,436	4,620	5,751	14,077	27,871	29,546	35,372	39,963
Other Current Liabilities	18	150	7	7	7	7	7	7
Shareholders' Equity	**5,039**	**3,594**	**4,120**	**3,980**	**5,379**	**7,683**	**10,845**	**16,468**
Common Equity	5,039	3,594	4,120	3,980	5,379	7,683	10,845	16,468
Paid-in Capital	50	50	50	50	50	50	50	50
Retained Earnings	4,939	3,494	4,020	3,880	5,279	7,583	10,745	16,368
Other	50	50	50	50	50	50	50	50

Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

70

Strictly Private & Confidential Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 71 Bidangil Pictures | Cash Flow Statement Cash Flow Statement of the Target is as follows. Cash Flow Statement Forecast Historical Cash Flow Statement 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) 6,687 3,225 2,699 1,224 (1,573) Cash Flow from Operating Activities 5,623 3,162 2,304 1,399 (140) Net Income (1,064) (64) (395) 175 1,433 (‒) Change in NWC - - - - - Cash Flow from Investing Activities - - - - - Cash Flow from Financing Activities 9,314 6,089 3,389 2,166 3,739 Beginning Cash 6,687 3,225 2,699 1,224 (1,573) (+/‒) Change in Cash 16,001 9,314 6,089 3,389 2,166 Ending Cash

Strictly Private & Confidential Bidangil Pictures | Revenue Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Revenue 14,917 29,783 30,500 45,875 67,825 15,279 30,000 32,877 30,000 30,196 59,783 63,377 75,875 17,897 85,722 2023E 2024E 2025E 2026E 2027E Drama Movie (Unit: KRW mn) Space Sweepers Series Movie Drama Space Sweepers Series 2023 - 2027 CAGR 29.8% Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 72

Strictly Private & Confidential Bidangil Pictures | Revenue Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions Revenue Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 73 Movie Drama

Strictly Private & Confidential Bidangil Pictures | COGS · SG&A Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Cost of Goods Sold 14,917 27,083 27,500 40,875 60,125 9,113 30,000 32,000 30,000 17,417 24,030 57,083 59,500 70,875 77,542 97.4% 95.5% 93.9% 93.4% 90.5% 2023E 2024E 2025E 2026E 2027E Drama Movie % of Revenue SG&A 568 561 555 549 544 616 596 577 564 552 2027E 2026E 2025E 2024E 2023E 1,096 1,113 1,132 1,157 1,184 3.6% 1.9% 1.8% 1.5% 1.4% Labor costs Fixed costs % of Revenue - Drama: KRW - Movie: KRW COGS SG&A - Labor costs: - Fixed costs: increase according to the EIU estimated consumer price inflation rate Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 74

Bidangil Pictures | COGS · SG&A Assumptions

Strictly Private & Confidential

Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows.

Assumptions

Items			Description
COGS	Movie	Total Production Costs	• Net production costs: applies the Target's business plan and assumes the average for titles for which no the business plan is provided - Space Sweepers Series: KRW 30bn per title - Other titles: KRW 7bn ~ 25bn per title • P&A: applies the Target's business plan - Space Sweepers Series: KRW 4bn per title - Other titles: KRW 2bn ~ 3bn per title
	Drama	Total production costs	• Applies the Target's business plan[1] and for 2 titles with no the business plan provided, assumes the average of Space Sweepers series and the average of the other titles for each - Space Sweepers Series: KRW 30bn for 2nd series[1], 50bn for 3rd series - Other titles: KRW 8bn ~ 50bn per title
SG&A		Labor costs	• Applies the Target maintains the headcount as of FY22 • Assumed that salary per capita growth rate of EIU estimated nominal wage growth rate - Employee Benefits : Applies nominal wage growth rate to FY20-FY22 average - Bonus : Assumes that no bonuses occur during forecast period - Severance Benefits : Assumes that FY20-FY22 average ratio over salary to remain constant
		Fixed costs	• Consist of rent, commissions, insurance, entertainment, taxes and dues, communication, building maintenance, etc. For fixed costs increase according to the EIU estimated consumer price inflation rate by year during the forecast period

Note: 1) Applies the net production costs of Space Sweepers 2nd & 3rd movie series for Space Sweepers 2nd drama series
Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

75

Bidangil Pictures | CapEx · D&A · NWC

Strictly Private & Confidential

Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows.

Assumptions

CapEx · D&A · NWC	Historical			Forecast					
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F	Terminal
CapEx				-	-	-	-	-	
D&A				-	-	-	-	-	
Net Working Capital									
Accounts Receivable	1,285	324	10	2,799	5,542	5,875	7,033	7,946	8,026
Inventory	5,320	4,106	5,831	13,874	26,923	28,063	33,427	36,572	36,937
Advance Payments	-	1	1	43	84	88	104	114	115
Accounts Payable	21	223	23	929	1,802	1,878	2,238	2,448	2,472
Advances from Customers	5,436	4,620	5,751	14,077	27,871	29,546	35,372	39,963	40,363
Investment Deposits	-	-	801	1,010	2,000	2,121	2,539	2,868	2,897
Net Working Capital	1,149	(412)	(732)	700	876	480	417	(647)	(654)
Changes in Net Working Capital	**698**	**(1,561)**	**(321)**	**1,433**	**175**	**(395)**	**(64)**	**(1,064)**	**(6)**

Items	Description
CapEx, D&A	• Assumes that no CapEx or depreciations occur during the following periods. The depreciation of PP&E was terminated in FY21 and no depreciation costs occurred in FY22
NWC	• Working Assets - Accounts receivable: Assumed that average working capital days to Revenue in FY19-FY20[1] will remain constant - Inventory, Advance payments : Assumed that average working capital days to COGS in FY19-FY20[1] will remain constant • Working Liabilities - Accounts payable: Assumed that average working capital days to COGS in FY19 and FY22[2], will remain constant - Advances from customers, Investment deposits: Assumed that average working capital days to Revenue in FY19-FY20[1] will remain constant

Note: 1) Applies turnover of normal business years, before Covid-19; 2) Excludes FY20 as an outlier, since the turnover is 966x
Source: KPMG Analysis, the Target's business plan

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

76

Appendix | FCFF Analysis

Strictly Private & Confidential

Free Cash Flow to Firm (FCFF) analysis of the Target are as follows.

FCFF Analysis

Bidangil Pictures	Historical			Forecast					
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F	Terminal
Revenue	20,105	2,589	90	30,196	59,783	63,377	75,875	85,722	86,580
% Growth	*124.2%*	*(87.1)%*	*(96.5)%*	*33344.7%*	*98.0%*	*6.0%*	*19.7%*	*13.0%*	*1.0%*
COGS	19,823	28	-	29,417	57,083	59,500	70,875	77,542	78,317
% Revenue	*98.6%*	*1.1%*	-	*97.4%*	*95.5%*	*93.9%*	*93.4%*	*90.5%*	*90.5%*
Gross Profit	282	2,561	90	779	2,700	3,877	5,000	8,181	8,263
% Margin	*1.4%*	*98.9%*	*100.0%*	*2.6%*	*4.5%*	*6.1%*	*6.6%*	*9.5%*	*9.5%*
SG&A	566	1,161	1,121	1,096	1,113	1,132	1,157	1,184	1,196
% Revenue	*2.8%*	*44.9%*	*1241.6%*	*3.6%*	*1.9%*	*1.8%*	*1.5%*	*1.4%*	*1.4%*
EBIT	(284)	1,400	(1,031)	(317)	1,587	2,746	3,843	6,997	7,067
% Margin	*(1.4)%*	*54.1%*	*(1141.6)%*	*(1.0)%*	*2.7%*	*4.3%*	*5.1%*	*8.2%*	*8.2%*
Tax	-	286	-	-	327	582	824	1,517	1,533
NOPLAT	(284)	1,114	(1,031)	(317)	1,260	2,164	3,020	5,479	5,534
Adding: D&A				-	-	-	-	-	
Deducting: CapEx				-	-	-	-	-	
Deducting: △NWC				1,433	175	(395)	(64)	(1,064)	(6)
FCFF				(1,750)	1,085	2,559	3,083	6,543	5,540

Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

77

Strictly Private & Confidential Appendix | FCFF Key Assumptions Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Key Assumptions Analysis Date Forecast Period Cash Flow Key Assumptions Terminal Growth Rate Income Tax Source: KPMG Analysis © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 78 Macroeconomic Indicators

Appendix | Korean Film Market

Strictly Private & Confidential

Although the film industry experienced a significant slowdown due to COVID-19, there has been a gradual recovery attributed to an increase in average unit prices per audience and commercial film releases.

Korean Film Market Size



Theater sales
TV VOD and others[1]
Theater sales per audience
OTT
Overseas
(unit: KRW bn)
₩8,286
₩8,396
₩8,660
₩9,518
₩10,049
₩12,787
89
420
54
1,814
86
438
72
1,914
92
388
63
510
56
286
98
585
92
293
161
1,160
97
187
628
664
2018A
2019A
2020A
2021A
2022A
2027E

- As a consequence of the restrictions on theater operations caused by the COVID-19 pandemic, theater ticket sales hit their lowest level in 2020
- Due to the hike in ticket prices, the unit price of theater sales per audience has been steadily increasing, while demand has been gradually recovering in line with the transition to endemic diseases since 2022
- The expansion of content consumption has led to an acceleration in the trend of diversifying the distribution structure of film industry, primarily through OTT platforms

Profitability of Korean Commercial Films[2]

	2017	2018	2019	2020	2021	2022
Number of films surveyed	37	40	45	29	17	36
Rates of Return	*18.0%*	*(4.8)%*	*10.9%*	*(34.1)%*	*(22.9)%*	*0.3%*
Number of titles exceeding BEP	15	16	20	5	3	7
% of total titles	*40.5%*	*40.0%*	*44.4%*	*17.2%*	*17.6%*	*19.4%*
BEP ~ 50%	5	6	10	5	3	1
50 ~ 100%	5	7	5	-	-	6
Above 100%	5	3	5	-	-	4
Number of titles below BEP	22	24	25	24	14	29
% of total titles	*59.5%*	*60.0%*	*55.6%*	*82.8%*	*82.4%*	*80.6%*
BEP ~ -50%	11	13	9	9	9	12
Below -50%	11	11	16	15	5	17

- An average of 11.3% of Korean commercial films have managed to make more than 50% profit, and more than 32.4% have surpassed their BEPs
  - Four films have achieved high returns of over 100% in the post-pandemic era
- Although the profitability of Korean commercial films has declined since 2020 due to the impact of COVID-19, they have gradually recovered and experienced a turnaround in returns in 2022

Notes: 1) Including TV VOD, broadcast rights, online, and DVD Blu-ray; 2) calculated based on films with total production cost of more than KRW 3bn and the return is the total sales minus total costs, divided by total production cost / Source: Press Release, Korean Film Council, KPMG Analysis

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

79

Appendix | Korean OTT Contents Market

Strictly Private & Confidential

Netflix, the No. 1 OTT platform in Korea, has been successful in domestic and foreign markets through original Korean content, and investment in Korean content, which is more efficient than in other countries, is expected to continue.

Investments in Korean Contents by Netflix and Original Titles


Investment in Korean contents by Netflix
The number of Netflix Korean original titles[1]
(Unit: KRW bn, titles)
-
1
1
5
9
20
24
15
82
92
248
333
550
2016
2017
2018
2019
2020
2021
2022

- The number of Netflix subscribers surged as OTT emerged as a new source of demand for content, due to the ripple effect of social distancing
- The competitiveness of OTT services is determined by the quality of the content, and Netflix has invested more than KRW 130 bn in Korean content over the past five years to expand production
- Original Korean contents, such as <Squid Game> and <All of Us are Dead>, have succeeded in global success, driving Netflix's growth

Korean OTT Contents Market Trend

Reorganize to focus on a small number of OTT companies that have successfully invested in bold content

- Netflix has secured competitive content by guaranteeing a high margin rate compared to existing distribution channels, and based on this, it has expanded its market share
- As the growth of the OTT market slows, companies with weak content and subscriber base will be eliminated and Netflix-oriented OTT content production will be strengthened

Netflix's Continuous Investment Expected due to High Investment Efficiency in Korean Content

- Netflix announced plans to expand investment in non-English-speaking content, and "Two out of three top-rated non-English-speaking content in 2021 are Korean content."
- Korean content production costs are 1/10th that of the United States, and Korean content is expected to benefit from expanding investment in non-English content due to its high efficiency compared to production costs

The Limited Expansion of OTT Original Film Production Expected

- Drama can expand the content consumption period from weeks to months by dividing the season and releasing one drama every week
- On the other hand, the expansion of original contents of the movie is expected to be limited as the consumption period of the movie is short from 1 to 2 days, which is disadvantageous in terms of maintaining the number of subscribers

Note: 1) Includes movies, dramas, entertainment shows, documentaries and animations / Source: Press Release, Expert Interview, Netflix, KPMG Analysis

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

80

Strictly Private & Confidential Apeitda

Strictly Private & Confidential © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 82 Apeitda | Income Statement Income Statement of the Target is as follows. Income Statement Source: KPMG Analysis, the Target’s business plan Forecast Historical Income Statement 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) 42,480 35,500 18,549 15,607 10,107 5,301 14,402 48 Revenue 19.7% 91.4% 18.9% 54.4% 90.7% (63.2)% 29,708.2% 102.7% % Growth 36,500 32,500 17,500 15,000 10,000 3,636 14,280 - COGS 85.9% 91.5% 94.3% 96.1% 98.9% 68.6% 99.2% - % Revenue 5,980 3,000 1,049 607 107 1,665 122 48 Gross Profit 14.1% 8.5% 5.7% 3.9% 1.1% 31.4% 0.8% 100.0% % Margin 326 318 317 314 267 208 124 70 SG&A 0.8% 0.9% 1.7% 2.0% 2.6% 3.9% 0.9% 145.2% % Revenue 5,654 2,682 732 293 (161) 1,457 (2) (22) EBIT 13.3% 7.6% 3.9% 1.9% (1.6)% 27.5% (0.0)% (45.2)% % Margin 55 55 61 64 79 18 - 6 D&A 0.1% 0.2% 0.3% 0.4% 0.8% 0.3% - 12.6% % Revenue 5,709 2,737 794 357 (82) 1,475 (2) (16) EBITDA 13.4% 7.7% 4.3% 2.3% (0.8)% 27.8% (0.0)% (32.5)% % Margin - - - - - 2 1 0.02 Interest Income - - - - - - - - Interest Expense - - - - - (28) 1 22 Other Income(Expense) 5,654 2,682 732 293 (161) 1,431 - (0.1) PBT 13.3% 7.6% 3.9% 1.9% (1.6)% 27.0% (0.0)% (0.2)% % Margin 1,222 568 139 42 - - - - Tax 4,432 2,114 593 250 (161) 1,431 - (0.1) Net Income 10.4% 6.0% 3.2% 1.6% (1.6)% 27.0% (0.0)% (0.2)% % Margin

Strictly Private & Confidential © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 83 Apeitda | Income Statement in USD Income Statement of the Target in USD Income Statement 1) Note: 1) The exchange rate of 1 USD to KRW 1,300 apply. liday and there is no exchange rate announcement, the aforementioned rate be used as the standard. Source: KPMG Analysis, the Target’s business plan Forecast Historical Income Statement 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (USD K) 32,677 27,308 14,269 12,005 7,774 4,078 11,078 37 Revenue 19.7% 91.4% 18.9% 54.4% 90.7% (63.2)% 29,708.2% 102.7% % Growth 28,077 25,000 13,462 11,538 7,692 2,797 10,984 - COGS 85.9% 91.5% 94.3% 96.1% 98.9% 68.6% 99.2% - % Revenue 4,600 2,308 807 467 82 1,281 94 37 Gross Profit 14.1% 8.5% 5.7% 3.9% 1.1% 31.4% 0.8% 100.0% % Margin 251 245 244 242 206 160 95 54 SG&A 0.8% 0.9% 1.7% 2.0% 2.6% 3.9% 0.9% 145.2% % Revenue 4,349 2,063 563 225 (123) 1,121 (1) (17) EBIT 13.3% 7.6% 3.9% 1.9% (1.6)% 27.5% (0.0)% (45.2)% % Margin 42 43 47 49 61 14 - 5 D&A 0.1% 0.2% 0.3% 0.4% 0.8% 0.3% - 12.6% % Revenue 4,392 2,106 611 274 (63) 1,135 (1) (12) EBITDA 13.4% 7.7% 4.3% 2.3% (0.8)% 27.8% (0.0)% (32.5)% % Margin - - - - - 1 1 0.02 Interest Income - - - - - - - - Interest Expense - - - - - (22) 1 17 Other Income(Expense) 4,349 2,063 563 225 (123) 1,101 - (0.1) PBT 13.3% 7.6% 3.9% 1.9% (1.6)% 27.0% (0.0)% (0.2)% % Margin 940 437 107 33 - - - - Tax 3,410 1,626 456 193 (123) 1,101 - (0.1) Net Income 10.4% 6.0% 3.2% 1.6% (1.6)% 27.0% (0.0)% (0.2)% % Margin

Apeitda | Balance Sheet

Strictly Private & Confidential

Balance Sheet of the Target is as follows.

Balance Sheet

Balance Sheet	Historical			Forecast				
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Total Assets	**647**	**1,938**	**1,777**	**2,645**	**3,526**	**4,451**	**8,492**	**13,661**
Current Assets	327	1,630	1,056	1,985	2,850	3,773	7,808	12,976
Cash & Cash Equivalent	240	1,532	1,045	487	602	1,146	2,923	7,451
Account Receivables	-	-	-	155	239	284	543	650
Inventory	78	-	-	1,333	1,999	2,333	4,332	4,865
Advance Payments	3	9	1	1	1	1	1	1
Prepaid Expenses	-	1	2	2	2	2	2	2
Other Current Assets	6	88	7	7	7	7	7	7
Non-current Assets	320	308	722	661	675	678	684	684
PP&E	5	51	122	61	75	78	84	84
Other Non-current Assets	315	257	600	600	600	600	600	600
Total Liabilities	**619**	**1,910**	**346**	**1,375**	**2,005**	**2,337**	**4,264**	**5,001**
Account Payables	54	26	90	270	403	469	864	970
Advances from Customers	339	1,691	65	914	1,411	1,677	3,209	3,840
Other Current Liabilities	226	193	191	191	191	191	191	191
Shareholders' Equity	**28**	**28**	**1,431**	**1,270**	**1,521**	**2,114**	**4,228**	**8,660**
Common Equity	28	28	1,431	1,270	1,521	2,114	4,228	8,660
Paid-in Capital	10	10	10	10	10	10	10	10
Retained Earnings	18	18	1,449	1,288	1,539	2,132	4,246	8,678
Other	-	-	(28)	(28)	(28)	(28)	(28)	(28)

Source: KPMG Analysis, the Target's business plan

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

84

Strictly Private & Confidential Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 85 Apeitda | Cash Flow Statement Cash Flow Statement of the Target is as follows. Cash Flow Statement Forecast Historical Cash Flow Statement 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) 4,584 1,838 608 194 (541) Cash Flow from Operating Activities 4,432 2,114 593 250 (161) Net Income 55 55 61 64 79 (+) Depreciation & Amortization (97) 331 46 121 459 (‒) Change in NWC (55) (61) (64) (79) (18) Cash Flow from Investing Activities 55 61 64 79 18 (‒) CAPEX - - - - - Cash Flow from Financing Activities 2,923 1,146 602 487 1,045 Beginning Cash 4,528 1,777 544 115 (559) (+/‒) Change in Cash 7,451 2,923 1,146 602 487 Ending Cash

Strictly Private & Confidential Apeitda | Revenue Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Revenue 5,500 13,250 20,500 40,480 10,107 10,107 5,299 15,000 10,107 15,607 18,549 42,480 2,000 35,500 2023E 2024E 2025E 2026E 2027E Drama Movie (Unit: KRW mn) Movie Drama 2023 - 2027 CAGR 43.2% Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 86

Strictly Private & Confidential Apeitda | Revenue Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions Movie Revenue Drama Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 87

Strictly Private & Confidential Apeitda | COGS · SG&A Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Cost of Goods Sold 5,000 12,500 17,500 34,500 10,000 10,000 5,000 15,000 2,000 10,000 15,000 17,500 32,500 36,500 Drama 98.9% 96.1% 94.3% 91.5% 85.9% 2023E 2024E 2025E 2026E 2027E Movie % of Revenue SG&A 149 211 215 222 230 39 40 40 40 41 79 64 61 55 55 267 0.8% 0.9% 1.7% 2.0% 326 318 317 314 2.6% 2023E 2024E 2025E 2026E 2027E Labor costs Fixed costs D&A % of Revenue - Drama: KRW - Movie: KRW COGS SG&A - Labor costs: increase in FY24 due to the rise in headcount, applying the Target’s business plan Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 88 to hire 2 employees - Fixed costs: increase according to the EIU estimated consumer price inflation rate

Strictly Private & Confidential Apeitda | COGS · SG&A Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions Movie COGS Drama - Bonus : Assumes that only one CEO receives a bonus - Employee Benefits : Assumes that FY20 - FY22 average ratio over salary to remain constant - Severance Benefits : Assumes that 1/12 of salary to remain constant Labor costs SG&A Fixed costs Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 89

Apeitda | CapEx · D&A · NWC

Strictly Private & Confidential

Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows.

Assumptions

CAPEX · D&A · NWC	Historical			Forecast					
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F	Terminal
CAPEX				18	79	64	61	55	
D&A	6	-	18	79	64	61	55	55	
Depreciation	6	-	18	79	64	61	55	55	
Net Working Capital									
Accounts Receivable	-	-	0.03	155	239	284	543	650	657
Inventory	78	-	-	1,333	1,999	2,333	4,332	4,865	4,914
Account Payables	54	26	90	270	403	469	864	970	979
Investment Deposits	339	1,691	65	914	1,411	1,677	3,209	3,840	3,879
Net Working Capital	(315)	(1,716)	(156)	303	424	470	802	705	712
Changes in Net Working Capital	(230)	(1,401)	1,561	459	121	46	331	(97)	7

Items	Description
CapEx, D&A	• CapEx: Applied maintenance CapEx equal to D&A cost • D&A : Estimated according to the depreciation and amortization method and useful life of the Target
NWC	• Working Assets - Accounts receivable: Assumed that average working capital days to revenue of the affiliated companies operating contents production business will remain constant - Inventory: Assumed that average working capital days to COGS of the affiliated companies operating contents production business will remain constant • Working Liabilities - Accounts payable: Assumed that average working capital days to operating expenses of the affiliated companies operating contents production business will remain constant - Investment deposits: Assumed that average working capital days to revenue of the affiliated companies operating contents production business will remain constant

Source: KPMG Analysis, the Target's business plan

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

90

Appendix | FCFF Analysis

Strictly Private & Confidential

Free Cash Flow to Firm (FCFF) analysis of the Target are as follows.

FCFF Analysis

Apeitda	Historical			Forecast					
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F	Terminal
Revenue	48	14,402	5,301	10,107	15,607	18,549	35,500	42,480	42,905
% Growth	*102.7%*	*29708.2%*	*(63.2)%*	*90.7%*	*54.4%*	*18.9%*	*91.4%*	*19.7%*	*1.0%*
COGS	-	14,280	3,636	10,000	15,000	17,500	32,500	36,500	36,865
% Revenue	-	*99.2%*	*68.6%*	*98.9%*	*96.1%*	*94.3%*	*91.5%*	*85.9%*	*85.9%*
Gross Profit	48	122	1,665	107	607	1,049	3,000	5,980	6,040
% Margin	*100.0%*	*0.8%*	*31.4%*	*1.1%*	*3.9%*	*5.7%*	*8.5%*	*14.1%*	*14.1%*
SG&A	70	124	208	267	314	317	318	326	329
% Revenue	*145.2%*	*0.9%*	*3.9%*	*2.6%*	*2.0%*	*1.7%*	*0.9%*	*0.8%*	*0.8%*
EBIT	(22)	(2)	1,457	(161)	293	732	2,682	5,654	5,711
% Margin	*(45.2)%*	*(0.0)%*	*27.5%*	*(1.6)%*	*1.9%*	*3.9%*	*7.6%*	*13.3%*	*13.3%*
Tax	-	-	299	-	42	139	568	1,222	1,234
NOPLAT	(22)	(2)	1,159	(161)	250	593	2,114	4,432	4,476
Adding: D&A				79	64	61	55	55	
Deducting: CapEx				18	79	64	61	55	
Deducting: ∆NWC				459	121	46	331	(97)	7
FCFF				(559)	115	544	1,777	4,528	4,469

Source: KPMG Analysis, the Target's business plan

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

91

Strictly Private & Confidential Appendix | FCFF Key Assumptions Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Key Assumptions Analysis Date Forecast Period Cash Flow Key Assumptions Terminal Growth Rate Income Tax Source: KPMG Analysis © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 92 Macroeconomic Indicators

Appendix | Korean Film Market

Strictly Private & Confidential

Although the film industry experienced a significant slowdown due to COVID-19, there has been a gradual recovery attributed to an increase in average unit prices per audience and commercial film releases.

Korean Film Market Size



Theater sales
TV VOD and others 1)
Theater sales per audience
OTT
Overseas
(unit: KRW bn)
₩8,286
₩8,396
₩8,660
₩9,518
₩10,049
₩12,787
89
420
54
1,814
86
438
72
1,914
92
388
63
510
56
286
98
585
92
293
161
1,160
97
187
628
664
2018A
2019A
2020A
2021A
2022A
2027E

- As a consequence of the restrictions on theater operations caused by the COVID-19 pandemic, theater ticket sales hit their lowest level in 2020
- Due to the hike in ticket prices, the unit price of theater sales per audience has been steadily increasing, while demand has been gradually recovering in line with the transition to endemic diseases since 2022
- The expansion of content consumption has led to an acceleration in the trend of diversifying the distribution structure of film industry, primarily through OTT platforms

Profitability of Korean Commercial Films[2]

	2017	2018	2019	2020	2021	2022
Number of films surveyed	37	40	45	29	17	36
Rates of Return	*18.0%*	*(4.8)%*	*10.9%*	*(34.1)%*	*(22.9)%*	*0.3%*
Number of titles exceeding BEP	15	16	20	5	3	7
% of total titles	*40.5%*	*40.0%*	*44.4%*	*17.2%*	*17.6%*	*19.4%*
BEP ~ 50%	5	6	10	5	3	1
50 ~ 100%	5	7	5	-	-	6
Above 100%	5	3	5	-	-	4
Number of titles below BEP	22	24	25	24	14	29
% of total titles	*59.5%*	*60.0%*	*55.6%*	*82.8%*	*82.4%*	*80.6%*
BEP ~ -50%	11	13	9	9	9	12
Below -50%	11	11	16	15	5	17

- An average of 11.3% of Korean commercial films have managed to make more than 50% profit, and more than 32.4% have surpassed their BEPs
  - Four films have achieved high returns of over 100% in the post-pandemic era
- Although the profitability of Korean commercial films has declined since 2020 due to the impact of COVID-19, they have gradually recovered and experienced a turnaround in returns in 2022

Notes: 1) Including TV VOD, broadcast rights, online, and DVD Blu-ray; 2) calculated based on films with total production cost of more than KRW 3bn and the return is the total sales minus total costs, divided by total production cost / Source: Press Release, Korean Film Council, KPMG Analysis

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

93

Appendix | Korean OTT Contents Market

Strictly Private & Confidential

Netflix, the No. 1 OTT platform in Korea, has been successful in domestic and foreign markets through original Korean content, and investment in Korean content, which is more efficient than in other countries, is expected to continue.

Investments in Korean Contents by Netflix and Original Titles


Investment in Korean contents by Netflix
The number of Netflix Korean original titles[1]
(Unit: KRW bn, titles)
15
82
92
248
333
550
-
1
1
5
9
20
24
2016
2017
2018
2019
2020
2021
2022

- The number of Netflix subscribers surged as OTT emerged as a new source of demand for content, due to the ripple effect of social distancing
- The competitiveness of OTT services is determined by the quality of the content, and Netflix has invested more than KRW 130 bn in Korean content over the past five years to expand production
- Original Korean contents, such as ⟨Squid Game⟩ and ⟨All of Us are Dead⟩, have succeeded in global success, driving Netflix's growth

Korean OTT Contents Market Trend

Reorganize to focus on a small number of OTT companies that have successfully invested in bold content

- Netflix has secured competitive content by guaranteeing a high margin rate compared to existing distribution channels, and based on this, it has expanded its market share
- As the growth of the OTT market slows, companies with weak content and subscriber base will be eliminated and Netflix-oriented OTT content production will be strengthened

Netflix's Continuous Investment Expected due to High Investment Efficiency in Korean Content

- Netflix announced plans to expand investment in non-English-speaking content, and "Two out of three top-rated non-English-speaking content in 2021 are Korean content."
- Korean content production costs are 1/10th that of the United States, and Korean content is expected to benefit from expanding investment in non-English content due to its high efficiency compared to production costs

The Limited Expansion of OTT Original Film Production Expected

- Drama can expand the content consumption period from weeks to months by dividing the season and releasing one drama every week
- On the other hand, the expansion of original contents of the movie is expected to be limited as the consumption period of the movie is short from 1 to 2 days, which is disadvantageous in terms of maintaining the number of subscribers

Note: 1) Includes movies, dramas, entertainment shows, documentaries and animations / Source: Press Release, Expert Interview, Netflix, KPMG Analysis

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

94

Strictly Private & Confidential First Virtual Lab

First Virtual Lab | Income Statement

Strictly Private & Confidential

Income Statement of the Target is as follows.

Income Statement

Income Statement	Historical			Forecast				
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Revenue	-	18	-	12,490	28,074	34,814	43,206	54,592
% Growth			*(100.0)%*		*124.8%*	*24.0%*	*24.1%*	*26.4%*
COGS	-	-	-	7,891	19,993	27,149	34,723	44,500
% Revenue		-		*63.2%*	*71.2%*	*78.0%*	*80.4%*	*81.5%*
Gross Profit	-	18	-	4,599	8,081	7,665	8,483	10,092
% Margin		*100.0%*		*36.8%*	*28.8%*	*22.0%*	*19.6%*	*18.5%*
SG&A	39	681	728	1,275	1,839	2,689	3,281	3,602
% Revenue		*3,747.6%*		*10.2%*	*6.6%*	*7.7%*	*7.6%*	*6.6%*
EBIT	(39)	(663)	(728)	3,324	6,242	4,977	5,202	6,490
% Margin		*(3,647.6)%*		*26.6%*	*22.2%*	*14.3%*	*12.0%*	*11.9%*
D&A	-	-	-	-	-	-	-	-
% Revenue		-		-	-	-	-	-
EBITDA	(39)	(663)	(728)	3,324	6,242	4,977	5,202	6,490
% Margin		*(3,647.6)%*		*26.6%*	*22.2%*	*14.3%*	*12.0%*	*11.9%*
Interest Income	0.4	0.1	0.1	-	-	-	-	-
Interest Expense	-	2	4	-	-	-	-	-
Other Income(Expense)	(0.000001)	60	(0.03)	-	-	-	-	-
PBT	(39)	(605)	(732)	3,324	6,242	4,977	5,202	6,490
% Margin		*(3,328.5)%*		*26.6%*	*22.2%*	*14.3%*	*12.0%*	*11.9%*
Tax	-	-	-	709	1,351	1,073	1,122	1,406
Net Income	(39)	(605)	(732)	2,615	4,891	3,904	4,079	5,084
% Margin		*(3,328.5)%*		*20.9%*	*17.4%*	*11.2%*	*9.4%*	*9.3%*

Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

96

First Virtual Lab | Income Statement in USD

Strictly Private & Confidential

Income Statement of the Target in USD is as follows.

Income Statement[1]

Income Statement	Historical			Forecast				
(USD K)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Revenue	-	14	-	9,608	21,595	26,780	33,236	41,994
% Growth			*(100.0)%*		*124.8%*	*24.0%*	*24.1%*	*26.4%*
COGS	-	-	-	6,070	15,379	20,884	26,710	34,231
% Revenue		-		*63.2%*	*71.2%*	*78.0%*	*80.4%*	*81.5%*
Gross Profit	-	14	-	3,538	6,216	5,896	6,525	7,763
% Revenue		*100.0%*		*36.8%*	*28.8%*	*22.0%*	*19.6%*	*18.5%*
SG&A	30	524	560	981	1,415	2,068	2,524	2,771
% Revenue		*3,747.6%*		*10.2%*	*6.6%*	*7.7%*	*7.6%*	*6.6%*
EBIT	(30)	(510)	(560)	2,557	4,801	3,828	4,001	4,992
% Revenue		*(3,647.6%)*		*26.6%*	*22.2%*	*14.3%*	*12.0%*	*11.9%*
D&A	-	-	-	-	-	-	-	-
% Revenue		-		-	-	-	-	
EBITDA	(30)	(510)	(560)	2,557	4,801	3,828	4,001	4,992
% Revenue		*(3,647.6%)*		*26.6%*	*22.2%*	*14.3%*	*12.0%*	*11.9%*
Interest Income	0.3	0.1	0.1	-	-	-	-	-
Interest Expense	-	2	3	-	-	-	-	-
Other Income(Expense)	(0)	46	(0.03)	-	-	-	-	-
PBT	(30)	(466)	(563)	2,557	4,801	3,828	4,001	4,992
% Revenue		*(3,328.5%)*		*26.6%*	*22.2%*	*14.3%*	*12.0%*	*11.9%*
Tax	-	-	-	546	1,039	825	863	1,081
Net Income	(30)	(466)	(563)	2,011	3,762	3,003	3,138	3,911
% Revenue		*(3,328.5%)*		*20.9%*	*17.4%*	*11.2%*	*9.4%*	*9.3%*

Note: 1) The exchange rate of 1 USD to KRW 1,300 apply. Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

97

First Virtual Lab | Balance Sheet

Strictly Private & Confidential

Balance Sheet of the Target is as follows.

Balance Sheet

Balance Sheet	Historical			Forecast				
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Total Assets	**84**	**660**	**1,755**	**6,846**	**13,999**	**19,241**	**24,737**	**31,649**
Current Assets	84	407	431	5,525	12,679	17,921	23,416	30,328
Cash & Cash Equivalent	44	401	425	1,710	4,110	7,296	10,232	13,671
Account Receivables	-	-	0.3	3,810	8,563	10,619	13,179	16,652
Other Current Assets	41	6	5	5	5	5	5	5
Non-current Assets	-	254	1,325	1,321	1,321	1,321	1,321	1,321
PP&E	-	2	2	2	2	2	2	2
Goodwill	-	238	632	632	632	632	632	632
Investment	-	-	60	60	60	60	60	60
Other Non-current Assets	-	14	631	627	627	627	627	627
Total Liabilities	**23**	**107**	**934**	**3,409**	**5,672**	**7,010**	**8,427**	**10,255**
Account Payables	-	-	-	1,476	3,739	5,077	6,493	8,321
Other Payables	2	1	1	1	1	1	1	1
Debt (Term Loan)	-	100	920	1,920	1,920	1,920	1,920	1,920
Other Current Liabilities	21	7	13	13	13	13	13	13
Shareholders' Equity	**61**	**553**	**822**	**3,436**	**8,327**	**12,231**	**16,310**	**21,394**
Common Equity	61	553	822	3,436	8,327	12,231	16,310	21,394
Paid-in Capital	100	222	230	230	230	230	230	230
Retained Earnings	(39)	(647)	(1,378)	1,237	6,127	10,031	14,110	19,194
Other	-	978	1,970	1,970	1,970	1,970	1,970	1,970

Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

98

Strictly Private & Confidential Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 99 First Virtual Lab | Cash Flow Statement Cash Flow Statement of the Target is as follows. Cash Flow Statement Forecast Historical Cash Flow Statement 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) 3,439 2,936 3,186 2,400 285 Cash Flow from Operating Activities 5,084 4,079 3,904 4,891 2,615 Net Income 1,645 1,144 718 2,491 2,329 (‒) Change in NWC - - - - - Cash Flow from Investing Activities - - - - 1,000 Cash Flow from Financing Activities - - - - 1,000 (+) Debt Issuance/(Repayment) - - - - 1,000 (+) Debt Issuance (Planned) 10,232 7,296 4,110 1,710 425 Beginning Cash 3,439 2,936 3,186 2,400 1,285 (+/‒) Change in Cash 13,671 10,232 7,296 4,110 1,710 Ending Cash

Strictly Private & Confidential First Virtual Lab | Revenue Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Revenue 1,782 4,004 8,026 13,148 20,866 10,708 24,071 26,788 30,058 33,726 12,490 28,074 34,814 43,206 54,592 2023E 2024E 2025E 2026E 2027E Virtual Studio Production CG, VFX (Unit: KRW mn) CG, VFX Virtual Studio Production 2023 - 2027 CAGR 44.6% Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 100

Strictly Private & Confidential First Virtual Lab | Revenue Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions Revenue CG, VFX Ministry of Science and ICT of South Korea) Virtual Studio Construction Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 101

First Virtual Lab | COGS · SG&A

Strictly Private & Confidential

Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows.

Cost of Goods Sold


Virtual Studio Production
CG, VFX
% of Revenue
63.2%
71.2%
78.0%
80.4%
81.5%
7,891
6,076
1,815
19,993
16,701
3,292
27,149
22,055
5,094
34,723
28,229
6,494
44,500
35,575
8,925
2023E
2024E
2025E
2026E
2027E

COGS

- Consists of labor costs and overhead costs
  - Labor costs: constantly increasing due to the rise in salaries and headcount, applying the Target's business plan
  - Overhead costs: 65% of total labor costs, as overhead costs are mostly made up of insurance and other employee-related expenses, applying the Target's business plan

SG&A


Labor costs
Fixed costs
% of Revenue
10.2%
6.6%
7.7%
7.6%
6.6%
1,275
434
841
1,839
438
1,401
2,689
442
2,246
3,281
448
2,834
3,602
453
3,149
2023E
2024E
2025E
2026E
2027E

SG&A

- Consists of labor costs and fixed costs[1]
  - Labor costs: constantly increasing due to the rise in salaries and headcount, applying the Target's business plan
  - Fixed costs: increase according to the EIU estimated consumer price inflation rate

Note: 1) No D&A applied, as depreciable assets nor CapEx plan does not exist / Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

102

Strictly Private & Confidential First Virtual Lab | COGS · SG&A Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions COGS Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 103 Virtual Studio Construction SG&A Labor costs Fixed costs

Strictly Private & Confidential First Virtual Lab | CapEx · D&A · NWC Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Note: 1) Excluding Dexter Studio and Giant Step, as Dexter Studio does not have accounts payable in FY21, and the turnover of Giant Step is 63x, which is an outlier Forecast Historical CAPEX · D&A · NWC Terminal 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) - - - - - CAPEX - - - - - D&A Net Working Capital 16,819 16,652 13,179 10,619 8,563 3,810 5 5 0.4 Accounts Receivable 8,404 8,321 6,493 5,077 3,739 1,476 1 1 2 Account Payables 8,414 8,331 6,686 5,543 4,825 2,334 5 5 (2) Net Working Capital 83 1,645 1,144 718 2,491 2,329 - 7 Changes in Net Working Capital CapEx, D&A - Accounts receivable: Applying the average working capital days to revenue of the Korean listed peer - Accounts payable: Applying the average working capital days to COGS of the NWC Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 104

Appendix | FCFF Analysis

Strictly Private & Confidential

Free Cash Flow to Firm (FCFF) analysis of the Target are as follows.

FCFF Analysis

First Virtual Lab		Historical				Forecast			
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F	Terminal
Revenue	-	18	-	12,490	28,074	34,814	43,206	54,592	55,138
% Growth			*(100.0)%*		*124.8%*	*24.0%*	*24.1%*	*26.4%*	*1.0%*
COGS	-	-	-	7,891	19,993	27,149	34,723	44,500	44,945
% Revenue		-		*63.2%*	*71.2%*	*78.0%*	*80.4%*	*81.5%*	*81.5%*
Gross Profit	-	18	-	4,599	8,081	7,665	8,483	10,092	10,193
% Margin		*100.0%*		*36.8%*	*28.8%*	*22.0%*	*19.6%*	*18.5%*	*18.5%*
SG&A	39	681	728	1,275	1,839	2,689	3,281	3,602	3,638
% Revenue		*3747.6%*		*10.2%*	*6.6%*	*7.7%*	*7.6%*	*6.6%*	*6.6%*
EBIT	(39)	(663)	(728)	3,324	6,242	4,977	5,202	6,490	6,555
% Margin		*(3,647.6)%*		*26.6%*	*22.2%*	*14.3%*	*12.0%*	*11.9%*	*11.9%*
Tax	-	-	-	709	1,351	1,073	1,122	1,406	1,420
NOPLAT	(39)	(663)	(728)	2,615	4,891	3,904	4,079	5,084	5,135
Adding: D&A				-	-	-	-	-	
Deducting: CapEx				-	-	-	-	-	
Deducting: ∆NWC				2,329	2,491	718	1,144	1,645	83
FCFF				285	2,400	3,186	2,936	3,439	5,051

Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

105

Strictly Private & Confidential Appendix | FCFF Key Assumptions Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Key Assumptions Analysis Date Forecast Period Cash Flow Key Assumptions Terminal Growth Rate Income Tax Source: KPMG Analysis © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 106 Macroeconomic Indicators

Appendix | Korean Film Market

Strictly Private & Confidential

Although the film industry experienced a significant slowdown due to COVID-19, there has been a gradual recovery attributed to an increase in average unit prices per audience and commercial film releases

Korean Film Market Size



Theater sales
TV VOD and others 1)
Theater sales per audience
OTT
Overseas
(unit: KRW bn)
₩12,787
₩8,286
₩8,396
₩8,660
₩9,518
₩10,049
89
420
54
1,814
86
438
72
1,914
92
388
63
510
56
286
98
585
92
293
161
1,160
97
187
628
664
2018A
2019A
2020A
2021A
2022A
2027E

- As a result of the COVID-19 pandemic's restrictions on theater operations, theater ticket sales reached an all-time low in 2020
- The unit price of theater sales per audience has been steadily increasing due to the increase in ticket prices, while demand has been gradually recovering in line with the transition to endemic diseases since 2022
- The rise in content consumption has accelerated the trend of diversifying the distribution structure of the film industry, primarily through OTT platforms

Profitability of Korean Commercial Films[2)]

	2017	2018	2019	2020	2021	2022
Number of films surveyed	37	40	45	29	17	36
Rates of Return	*18.0%*	*(4.8)%*	*10.9%*	*(34.1)%*	*(22.9)%*	*0.3%*
Number of titles exceeding BEP	15	16	20	5	3	7
% of total titles	*40.5%*	*40.0%*	*44.4%*	*17.2%*	*17.6%*	*19.4%*
BEP ~ 50%	5	6	10	5	3	1
50 ~ 100%	5	7	5	-	-	6
Above 100%	5	3	5	-	-	4
Number of titles below BEP	22	24	25	24	14	29
% of total titles	*59.5%*	*60.0%*	*55.6%*	*82.8%*	*82.4%*	*80.6%*
BEP ~ -50%	11	13	9	9	9	12
Below -50%	11	11	16	15	5	17

- An average of 11.3% of Korean commercial films made more than 50% profit, and more than 32.4% exceeded their BEPs
  - In the post-pandemic era, four films achieved over 100% returns
- Although the profitability of Korean commercial films has declined since 2020 due to the impact of COVID-19, they have gradually recovered and will see a turnaround in returns in 2022

Notes: 1) Including TV VOD, broadcast rights, online, and DVD Blu-ray; 2) calculated based on films with total production cost of more than KRW 3bn and the return is the total sales minus total costs, divided by total production cost / Source: Press Release, Korean Film Council, KPMG Analysis

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

107

Appendix | Korean OTT Contents Market

Strictly Private & Confidential

Netflix, the No. 1 OTT platform in Korea, has been successful in domestic and foreign markets through original Korean content, and investment in Korean content, which is more efficient than in other countries, is expected to continue.

Investments in Korean Contents by Netflix and Original Titles



Investment in Korean contents by Netflix
The number of Netflix Korean original titles1)
(Unit: KRW bn, titles)
-
1
1
5
9
20
24
15
82
92
248
333
550
2016
2017
2018
2019
2020
2021
2022

- The number of Netflix subscribers surged as OTT emerged as a new source of demand for content, due to the ripple effect of social distancing
- The competitiveness of OTT services is determined by the quality of the content, and Netflix has invested more than KRW 130 bn in Korean content over the past five years to expand production
- Original Korean contents, such as 〈Squid Game〉 and 〈All of Us are Dead〉, have succeeded in global success, driving Netflix's growth

Korean OTT Contents Market Trend

Reorganize to focus on a small number of OTT companies that have successfully invested in bold content

- Netflix has secured competitive content by guaranteeing a high margin rate compared to existing distribution channels, and based on this, it has expanded its market share
- As the growth of the OTT market slows, companies with weak content and subscriber base will be eliminated and Netflix-oriented OTT content production will be strengthened

Netflix's Continuous Investment Expected due to High Investment Efficiency in Korean Content

- Netflix announced plans to expand investment in non-English-speaking content, and "Two out of three top-rated non-English-speaking content in 2021 are Korean content."
- Korean content production costs are 1/10th that of the United States, and Korean content is expected to benefit from expanding investment in non-English content due to its high efficiency compared to production costs

The Limited Expansion of OTT Original Film Production Expected

- Drama can expand the content consumption period from weeks to months by dividing the season and releasing one drama every week
- On the other hand, the expansion of original contents of the movie is expected to be limited as the consumption period of the movie is short from 1 to 2 days, which is disadvantageous in terms of maintaining the number of subscribers

Note: 1) Includes movies, dramas, entertainment shows, documentaries and animations / Source: Press Release, Expert Interview, Netflix, KPMG Analysis

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

108

Strictly Private & Confidential Studio Anseillen

Studio Anseillen | Income Statement

Strictly Private & Confidential

Income Statement of the Target is as follows.

Income Statement

Income Statement		Historical				Forecast		
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Revenue				-	26,563	27,149	29,592	33,864
% Growth						*2.2%*	*9.0%*	*14.4%*
COGS				-	24,827	25,189	27,060	30,324
% Revenue					*93.5%*	*92.8%*	*91.4%*	*89.5%*
Gross Profit				-	1,736	1,960	2,532	3,540
% Margin					*6.5%*	*7.2%*	*8.6%*	*10.5%*
SG&A				889	366	373	383	394
% Revenue					*1.4%*	*1.4%*	*1.3%*	*1.2%*
EBIT				(889)	1,370	1,587	2,149	3,146
% Margin					*5.2%*	*5.8%*	*7.3%*	*9.3%*
D&A				-	-	-	-	-
% Revenue					-	-	-	-
EBITDA				(889)	1,370	1,587	2,149	3,146
% Margin					*5.2%*	*5.8%*	*7.3%*	*9.3%*
Interest Income				-	-	-	-	-
Interest Expense				-	-	-	-	-
Other Income(Expense)				-	-	-	-	-
PBT				(889)	1,370	1,587	2,149	3,146
% Margin					*5.2%*	*5.8%*	*7.3%*	*9.3%*
Tax				-	279	327	451	670
Net Income				(889)	1,091	1,260	1,698	2,476
% Margin					*4.1%*	*4.6%*	*5.7%*	*7.3%*

Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

110

Strictly Private & Confidential © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 111 Studio Anseillen | Income Statement in USD Income Statement of the Target in USD is as follows. Income Statement 1) Note: 1) The exchange rate of 1 USD to KRW 1,300 apply. Source: KPMG Analysis, the Target’s business plan Forecast Historical Income Statement 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (USD K) 26,049 22,763 20,884 20,433 - Revenue 14.4% 9.0% 2.2% % Growth 23,326 20,815 19,376 19,097 - COGS 89.5% 91.4% 92.8% 93.5% % Revenue 2,723 1,948 1,508 1,335 - Gross Profit 10.5% 8.6% 7.2% 6.5% % Margin 303 295 287 281 684 SG&A 1.2% 1.3% 1.4% 1.4% % Revenue 2,420 1,653 1,221 1,054 (684) EBIT 9.3% 7.3% 5.8% 5.2% % Margin - - - - - D&A - - - - % Revenue 2,420 1,653 1,221 1,054 (684) EBITDA 9.3% 7.3% 5.8% 5.2% % Margin - - - - - Interest Income - - - - - Interest Expense - - - - - Other Income(Expense) 2,420 1,653 1,221 1,054 (684) PBT 9.3% 7.3% 5.8% 5.2% % Margin 516 347 252 215 - Tax 1,905 1,306 969 839 (684) Net Income 7.3% 5.7% 4.6% 4.1% % Margin

Studio Anseillen | Balance Sheet

Strictly Private & Confidential

Balance Sheet of the Target is as follows.

Balance Sheet

Balance Sheet		Historical				Forecast		
(KRW Mn)	2020A	2021A	2022A[1]	2023F	2024F	2025F	2026F	2027F
Total Assets			15	3,626	5,066	6,334	8,064	10,597
Current Assets			15	3,626	5,066	6,334	8,064	10,597
Cash & Cash Equivalent			15	2,751	(997)	193	654	2,060
Account Receivables			-	-	223	228	248	284
Inventory			-	-	4,965	5,038	5,412	6,065
Advance Payments			-	875	875	875	1,750	2,188
Non-current Assets			-	-	-	-	-	-
Total Liabilities			-	3,500	3,850	3,857	3,890	3,946
Account Payables			-	-	350	357	390	446
Advances from Customers			-	3,500	3,500	3,500	3,500	3,500
Debt (Term Loan)			-	-	-	-	-	-
Other Current Liabilities			-	-	-	-	-	-
Shareholders' Equity			15	126	1,217	2,476	4,175	6,651
Common Equity			15	126	1,217	2,476	4,175	6,651
Paid-in Capital			15	1,015	1,015	1,015	1,015	1,015
Retained Earnings			-	(889)	202	1,461	3,160	5,636

Note: 1) Assuming that the Target was established on Dec. 31th, 2022, Source: KPMG Analysis, the Target's business plan

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.
112

Strictly Private & Confidential Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 113 Studio Anseillen | Cash Flow Statement Cash Flow Statement of the Target is as follows. Cash Flow Statement Forecast Historical Cash Flow Statement 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) 1,406 461 1,190 (3,748) 1,736 Cash Flow from Operating Activities 2,476 1,698 1,260 1,091 (889) Net Income 1,070 1,237 70 4,839 (2,625) (‒) Change in NWC - - - - - Cash Flow from Investing Activities - - - - 1,000 Cash Flow from Financing Activities - - - - - (+) Debt Issuance/(Repayment) - - - - - (+) Debt Issuance (Planned) - - - - 1,000 (+) Primary Investments 654 193 (997) 2,751 15 Beginning Cash 1,406 461 1,190 (3,748) 2,736 (+/‒) Change in Cash 2,060 654 193 (997) 2,751 Ending Cash

Strictly Private & Confidential Studio Anseillen | Revenue Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Revenue 26,563 27,149 29,592 33,864 2023E 2024E 2025E 2026E 2027E Drama (Unit: KRW mn) Drama 2024 - 2027 CAGR 8.4% Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 114

Strictly Private & Confidential Studio Anseillen | Revenue Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions Revenue Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 115 Drama

Strictly Private & Confidential Studio Anseillen | COGS · SG&A Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Cost of Goods Sold 24,827 25,189 27,060 30,324 93.5% 92.8% 91.4% 89.5% 2023E 2024E 2025E 2026E 2027E Drama % of Revenue SG&A 834 55 889 366 373 383 394 104 103 102 101 289 280 271 265 2027E 2026E 2025E 2024E 2023E 1.4% 1.4% 1.3% 1.2% Labor costs Fixed costs % of Revenue - Drama: KRW COGS SG&A - Labor costs: assume to hire one additional producer in FY23 by Target’s business plan Note: 1) No D&A applied, as depreciable assets nor CapEx plan does not exist, Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 116 - Fixed costs: apply the Target’s business plan on rent and other costs; increasing further according to the EIU estimated CPI

Strictly Private & Confidential Studio Anseillen | COGS · SG&A Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions ▪ KRW COGS - Bonus: Assumes that no bonuses occur during the forecast period - Employee Benefits, Severance Benefits: Apply the average ratio over salary of the affiliate companies in the content production business remain constant Labor costs SG&A ▪ Apply the Target’s business plan for each cost, while costs for FY23 is calculated as 50% of full year’s costs Fixed costs Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 117

Studio Anseillen | CapEx · D&A · NWC

Strictly Private & Confidential

Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows.

Assumptions

CAPEX · D&A · NWC	Historical				Forecast					
(KRW Mn)	2019A	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F	Terminal
CAPEX					-	-	-	-	-	
D&A					-	-	-	-	-	
Net Working Capital										
Accounts Receivable					-	223	228	248	284	287
Inventory					-	4,965	5,038	5,412	6,065	6,125
Advance Payments					875	875	875	1,750	2,188	2,188
Accounts Payable					-	350	357	390	446	450
Advance from Customers					3,500	3,500	3,500	3,500	3,500	3,500
Net Working Capital					(2,625)	2,214	2,283	3,521	4,591	4,650
Changes in Net Working Capital					(2,625)	4,839	70	1,237	1,070	59

Items	Description
CapEx, D&A	• Assumes that no CapEx or depreciations occur during the following periods
NWC	• Working Assets - Accounts receivable: Assumed that average working capital days to revenue of the affiliated companies operating contents production business will remain constant - Inventory: Assumed that average working capital days to COGS of the affiliated companies operating contents production business will remain constant - Advance payments: Applied the average amount of advance payments per title (based on the Target's business plan) & number of titles released in the following year • Working Liabilities - Accounts payable: Assumed that average working capital days to COGS of the affiliated companies operating contents production business will remain constant - Advances from customers: Assumed that KRW 3,500mn, received in FY23, will remain constant

Source: KPMG Analysis, the Target's business plan

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

118

Strictly Private & Confidential Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 119 Appendix | FCFF Analysis Free Cash Flow to Firm (FCFF) analysis of the Target are as follows. FCFF Analysis Forecast Historical Studio Anseillen Terminal 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) 34,203 33,864 29,592 27,149 26,563 - Revenue 1.0% 14.4% 9.0% 2.2% % Growth 30,627 30,324 27,060 25,189 24,827 - COGS 89.5% 89.5% 91.4% 92.8% 93.5% % Revenue 3,575 3,540 2,532 1,960 1,736 - Gross Profit 10.5% 10.5% 8.6% 7.2% 6.5% % Margin 398 394 383 373 366 889 SG&A 1.2% 1.2% 1.3% 1.4% 1.4% % Revenue 3,178 3,146 2,149 1,587 1,370 (889) EBIT 9.3% 9.3% 7.3% 5.8% 5.2% % Margin 677 670 451 327 279 - Tax 2,501 2,476 1,698 1,260 1,091 (889) NOPLAT - - - - - Adding: D&A - - - - - Deducting: CapEx 59 1,070 1,237 70 4,839 (2,625) Deducting: ټ NWC 2,442 1,406 461 1,190 (3,748) 1,736 FCFF

Strictly Private & Confidential Appendix | FCFF Key Assumptions Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Key Assumptions Analysis Date Forecast Period Cash Flow Key Assumptions Terminal Growth Rate Income Tax Source: KPMG Analysis © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 120 Macroeconomic Indicators

Appendix | Korean Film Market

Strictly Private & Confidential

Although the film industry experienced a significant slowdown due to COVID-19, there has been a gradual recovery attributed to an increase in average unit prices per audience and commercial film releases.

Korean Film Market Size


Theater sales
TV VOD and others 1)
Theater sales per audience
OTT
Overseas
(unit: KRW bn)
₩12,787
₩8,286
₩8,396
₩8,660
₩9,518
₩10,049
89
420
54
1,814
86
438
72
1,914
92
388
63
510
56
286
98
585
92
293
161
1,160
97
187
628
664
2018A
2019A
2020A
2021A
2022A
2027E

- As a consequence of the restrictions on theater operations caused by the COVID-19 pandemic, theater ticket sales hit their lowest level in 2020
- Due to the hike in ticket prices, the unit price of theater sales per audience has been steadily increasing, while demand has been gradually recovering in line with the transition to endemic diseases since 2022
- The expansion of content consumption has led to an acceleration in the trend of diversifying the distribution structure of film industry, primarily through OTT platforms

Profitability of Korean Commercial Films[2)]

	2017	2018	2019	2020	2021	2022
Number of films surveyed	37	40	45	29	17	36
Rates of Return	*18.0%*	*(4.8)%*	*10.9%*	*(34.1)%*	*(22.9)%*	*0.3%*
Number of titles exceeding BEP	15	16	20	5	3	7
% of total titles	*40.5%*	*40.0%*	*44.4%*	*17.2%*	*17.6%*	*19.4%*
BEP ~ 50%	5	6	10	5	3	1
50 ~ 100%	5	7	5	-	-	6
Above 100%	5	3	5	-	-	4
Number of titles below BEP	22	24	25	24	14	29
% of total titles	*59.5%*	*60.0%*	*55.6%*	*82.8%*	*82.4%*	*80.6%*
BEP ~ -50%	11	13	9	9	9	12
Below -50%	11	11	16	15	5	17

- An average of 11.3% of Korean commercial films have managed to make more than 50% profit, and more than 32.4% have surpassed their BEPs
  - Four films have achieved high returns of over 100% in the post-pandemic era
- Although the profitability of Korean commercial films has declined since 2020 due to the impact of COVID-19, they have gradually recovered and experienced a turnaround in returns in 2022

Notes: 1) Including TV VOD, broadcast rights, online, and DVD Blu-ray; 2) calculated based on films with total production cost of more than KRW 3bn and the return is the total sales minus total costs, divided by total production cost / Source: Press Release, Korean Film Council, KPMG Analysis

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

121

Appendix | Korean OTT Contents Market

Strictly Private & Confidential

Netflix, the No. 1 OTT platform in Korea, has been successful in domestic and foreign markets through original Korean content, and investment in Korean content, which is more efficient than in other countries, is expected to continue.

Investments in Korean Contents by Netflix and Original Titles



Investment in Korean contents by Netflix
The number of Netflix Korean original titles[1]
(Unit: KRW bn, titles)
-
1
1
5
9
20
24
15
82
92
248
333
550
2016
2017
2018
2019
2020
2021
2022

- The number of Netflix subscribers surged as OTT emerged as a new source of demand for content, due to the ripple effect of social distancing
- The competitiveness of OTT services is determined by the quality of the content, and Netflix has invested more than KRW 130 bn in Korean content over the past five years to expand production
- Original Korean contents, such as 〈Squid Game〉 and 〈All of Us are Dead〉, have succeeded in global success, driving Netflix's growth

Korean OTT Contents Market Trend

Reorganize to focus on a small number of OTT companies that have successfully invested in bold content

- Netflix has secured competitive content by guaranteeing a high margin rate compared to existing distribution channels, and based on this, it has expanded its market share
- As the growth of the OTT market slows, companies with weak content and subscriber base will be eliminated and Netflix-oriented OTT content production will be strengthened

Netflix's Continuous Investment Expected due to High Investment Efficiency in Korean Content

- Netflix announced plans to expand investment in non-English-speaking content, and "Two out of three top-rated non-English-speaking content in 2021 are Korean content."
- Korean content production costs are 1/10th that of the United States, and Korean content is expected to benefit from expanding investment in non-English content due to its high efficiency compared to production costs

The Limited Expansion of OTT Original Film Production Expected

- Drama can expand the content consumption period from weeks to months by dividing the season and releasing one drama every week
- On the other hand, the expansion of original contents of the movie is expected to be limited as the consumption period of the movie is short from 1 to 2 days, which is disadvantageous in terms of maintaining the number of subscribers

Note: 1) Includes movies, dramas, entertainment shows, documentaries and animations / Source: Press Release, Expert Interview, Netflix, KPMG Analysis

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

122

Strictly Private & Confidential Solaire Partners

Solaire Partners | Income Statement

Strictly Private & Confidential

Income Statement of the Target is as follows.

Income Statement

Income Statement	Historical			Forecast				
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Revenue	932	1,344	1,974	2,981	5,218	6,039	6,516	6,605
% Growth	-	*44.2%*	*46.9%*	*51.0%*	*75.1%*	*15.7%*	*7.9%*	*1.4%*
COGS	-	31	-	-	-	-	-	-
% Revenue	-	*2.3%*	-	-	-	-	-	-
Gross Profit	932	1,313	1,974	2,981	5,218	6,039	6,516	6,605
% Margin	*100.0%*	*97.7%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*
SG&A	595	979	1,680	1,481	1,966	3,061	3,155	3,257
% Revenue	*63.9%*	*72.9%*	*85.1%*	*49.7%*	*37.7%*	*50.7%*	*48.4%*	*49.3%*
EBIT	337	334	294	1,499	3,252	2,978	3,362	3,347
% Margin	*36.1%*	*24.8%*	*14.9%*	*50.3%*	*62.3%*	*49.3%*	*51.6%*	*50.7%*
D&A	1	2	3	3	3	2	2	1
% Revenue	*0.2%*	*0.1%*	*0.1%*	*0.1%*	*0.1%*	*0.0%*	*0.0%*	*0.0%*
EBITDA	338	335	297	1,502	3,255	2,981	3,364	3,349
% Margin	*36.3%*	*25.0%*	*15.0%*	*50.4%*	*62.4%*	*49.4%*	*51.6%*	*50.7%*
Interest Income	0.1	0.2	0.5	-	-	-	-	-
Interest Expense	0.3	-	17	-	-	-	-	-
Other Income(Expense)	1	(55)	0.003	-	-	-	-	-
PBT	337	279	277	1,499	3,252	2,978	3,362	3,347
% Margin	*36.2%*	*20.8%*	*14.1%*	*50.3%*	*62.3%*	*49.3%*	*51.6%*	*50.7%*
Tax	-	(28)	-	308	693	633	718	714
Net Income	337	307	277	1,191	2,559	2,345	2,644	2,633
% Margin	*36.2%*	*22.8%*	*14.1%*	*40.0%*	*49.0%*	*38.8%*	*40.6%*	*39.9%*

Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

124

Solaire Partners | Income Statement in USD

Strictly Private & Confidential

Income Statement of the Target in USD is as follows.

Income Statement[1]

Income Statement		Historical				Forecast		
(USD K)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Revenue	717	1,034	1,519	2,293	4,014	4,646	5,013	5,080
% Growth	-	*44.2%*	*46.9%*	*51.0%*	*75.1%*	*15.7%*	*7.9%*	*1.4%*
COGS	-	24	-	-	-	-	-	-
% Revenue	-	*2.3%*	-	-	-	-	-	-
Gross Profit	717	1,010	1,519	2,293	4,014	4,646	5,013	5,080
% Margin	*100.0%*	*97.7%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*
SG&A	458	753	1,293	1,140	1,512	2,355	2,427	2,506
% Revenue	*63.9%*	*72.9%*	*85.1%*	*49.7%*	*37.7%*	*50.7%*	*48.4%*	*49.3%*
EBIT	259	257	226	1,153	2,502	2,291	2,586	2,575
% Margin	*36.1%*	*24.8%*	*14.9%*	*50.3%*	*62.3%*	*49.3%*	*51.6%*	*50.7%*
D&A	1	1	2	2	2	2	1	1
% Revenue	*0.2%*	*0.1%*	*0.1%*	*0.1%*	*0.1%*	*0.04%*	*0.03%*	*0.02%*
EBITDA	260	258	228	1,155	2,504	2,293	2,587	2,576
% Margin	*36.3%*	*25.0%*	*15.0%*	*50.4%*	*62.4%*	*49.4%*	*51.6%*	*50.7%*
Interest Income	0.1	0.1	0.4	-	-	-	-	-
Interest Expense	0.2	-	13	-	-	-	-	-
Other Income(Expense)	0.5	(42)	0.003	-	-	-	-	-
PBT	259	215	213	1,153	2,502	2,291	2,586	2,575
% Margin	*36.2%*	*20.8%*	*14.1%*	*50.3%*	*62.3%*	*49.3%*	*51.6%*	*50.7%*
Tax	-	(21)	-	237	533	487	552	550
Net Income	259	236	213	916	1,968	1,804	2,034	2,025
% Margin	*36.2%*	*22.8%*	*14.1%*	*40.0%*	*49.0%*	*38.8%*	*40.6%*	*39.9%*

Note: 1) The exchange rate of 1 USD to KRW 1,300 apply. Source: KPMG Analysis, the Target's business plan

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

125

Solaire Partners | Balance Sheet

Strictly Private & Confidential

Balance Sheet of the Target is as follows.

Balance Sheet

Balance Sheet	Historical			Forecast				
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Total Assets	**1,198**	**1,547**	**1,297**	**2,489**	**5,047**	**7,392**	**10,036**	**12,669**
Current Assets	306	569	316	1,044	2,571	4,538	6,964	9,557
Cash & Cash Equivalent	243	219	72	898	2,425	4,392	6,817	9,410
Account Receivables	-	-	97	-	-	-	-	-
Advance Payments	7	5	5	5	5	5	5	5
Other Current Assets	57	345	142	142	142	142	142	142
Non-current Assets	892	978	982	1,445	2,476	2,854	3,073	3,112
PP&E	2	3	5	5	5	4	2	1
Investment	869	910	911	1,374	2,406	2,785	3,005	3,046
Other Non-current Assets	20	65	65	65	65	65	65	65
Total Liabilities	**571**	**668**	**141**	**141**	**141**	**141**	**141**	**141**
Other Current Liabilities	517	445	141	141	141	141	141	141
Other Non-Current Liabilities	53	223	-	-	-	-	-	-
Shareholders' Equity	**627**	**879**	**1,156**	**2,348**	**4,906**	**7,251**	**9,895**	**12,528**
Common Equity	627	879	1,156	2,348	4,906	7,251	9,895	12,528
Paid-in Capital	850	850	850	850	850	850	850	850
Retained Earnings	(223)	29	306	1,498	4,056	6,401	9,045	11,678

Source: KPMG Analysis, the Target's business plan

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

126

Strictly Private & Confidential Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 127 Solaire Partners | Cash Flow Statement Cash Flow Statement of the Target is as follows. Cash Flow Statement Forecast Historical Cash Flow Statement 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) 2,594 2,426 1,969 1,530 828 Cash Flow from Operating Activities 2,633 2,644 2,345 2,559 1,191 Net Income 1 2 2 3 3 (+) Depreciation & Amortization (41) (220) (379) (1,032) (463) (‒) Change in NWC - - - - 97 (+) Changes in Other Assets(Liabilities) (0.5) (1) (1) (2) (3) Cash Flow from Investing Activities 0.5 1 1 2 3 (‒) CAPEX - - - - - Cash Flow from Financing Activities 6,817 4,392 2,425 898 72 Beginning Cash 2,593 2,425 1,967 1,527 826 (+/‒) Change in Cash 9,410 6,817 4,392 2,425 898 Ending Cash

Strictly Private & Confidential Solaire Partners | Revenue Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Revenue 2,981 5,218 6,039 6,516 6,605 2023E 2024E 2025E 2026E 2027E Commission for fund management (Unit: KRW mn) Commission for Fund Management 2023 - 2027 CAGR 22.0% Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 128

Strictly Private & Confidential Solaire Partners | Revenue Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions Commission for Fund Management Revenue - Over KRW 20bn: 2.50% - KRW 10bn ~ 20bn: 1.50% - Under KRW 10bn: 1.23% Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 129

Strictly Private & Confidential Solaire Partners | SG&A Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. SG&A 1) - Labor costs: assume to hire one employee for administrative purposes in every year from FY23 to FY25, based on Target’s business plan - Fixed costs: apply the expenses of FY22 and increase them according to the EIU estimated CPI; on the other hand, assumes that commissions do not occur during forecast period SG&A 1,290 1,773 2,867 2,958 3,059 189 190 192 194 197 3 3 2 1 1,481 1,966 3,061 3,155 2 3,257 49.7% 37.7% 50.7% 48.4% 49.3% 2023E 2024E 2025E 2026E 2027E Labor costs Fixed costs D&A % of Revenue Note: 1) Based on KPMG analysis, there are no anticipated future COGS, Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 130

Strictly Private & Confidential Solaire Partners | COGS · SG&A Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions - Incentive: Applies business plan until FY25, and assumes growing by EIU estimated nominal wage growth - Employee benefits, Severance benefits: Assumes that FY21 - FY22 average ratio over salary to remain constant Labor Costs SG&A Fixed Costs ▪ Apply the expenses of FY22, assuming that the amounts D&A Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 131

Strictly Private & Confidential Solaire Partners | CapEx · D&A · NWC Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions Forecast Historical CAPEX · D&A · NWC Terminal 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) 0 1 1 2 3 CAPEX 1 2 2 3 3 D&A 1 2 2 3 3 Depreciation Net Working Capital 3,076 3,046 3,005 2,785 2,406 1,374 911 910 869 Investment 3,076 3,046 3,005 2,785 2,406 1,374 911 910 869 Net Working Capital 30 41 220 379 1,032 463 1 41 869 Changes in Net Working Capital CapEx, D&A - Investment: Assumed that the working capital days to revenue in FY22 remain constant NWC Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 132

Appendix | FCFF Analysis

Strictly Private & Confidential

Free Cash Flow to Firm (FCFF) analysis of the Target are as follows.

FCFF Analysis

Solaire Partners	Historical			Forecast					
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F	Terminal
Revenue	932	1,344	1,974	2,981	5,218	6,039	6,516	6,605	6,671
% Growth		*44.2%*	*46.9%*	*51.0%*	*75.1%*	*15.7%*	*7.9%*	*1.4%*	*1.0%*
COGS	-	-	-	-	-	-	-	-	-
% Revenue	-	-	-	-	-	-	-	-	-
Gross Profit	932	1,344	1,974	2,981	5,218	6,039	6,516	6,605	6,671
% Margin	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*	*100.0%*
SG&A	557	949	1,400	1,481	1,966	3,061	3,155	3,257	3,290
% Revenue	*59.7%*	*70.6%*	*70.9%*	*49.7%*	*37.7%*	*50.7%*	*48.4%*	*49.3%*	*49.3%*
EBIT	375	395	574	1,499	3,252	2,978	3,362	3,347	3,381
% Margin	*40.3%*	*29.4%*	*29.1%*	*50.3%*	*62.3%*	*49.3%*	*51.6%*	*50.7%*	*50.7%*
Tax	-	(28)	-	308	693	633	718	714	722
NOPLAT	375	423	574	1,191	2,559	2,345	2,644	2,633	2,659
Adding: D&A				-	-	-	-	-	
Deducting: CapEx				-	-	-	-	-	
Deducting: △NWC				463	1,032	379	220	41	30
FCFF				728	1,527	1,967	2,425	2,593	2,629

Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

133

Strictly Private & Confidential Appendix | FCFF Key Assumptions Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Key Assumptions Analysis Date Forecast Period Cash Flow Key Assumptions Terminal Growth Rate Income Tax Source: KPMG Analysis © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 134 Macroeconomic Indicators

Appendix | Synergy Creation Through Vertical Integration

Strictly Private & Confidential

To increase market dominance and competitiveness, global content market leaders have consistently integrated the content value chain, from content investment to content production, in horizontal and vertical directions.

Virtuous Cycle Structure by Vertical Integration

RETAIL · DISTRIBUTION

- ✓ It can directly own IP and earn broadcasting, advertising, and other revenue by broadcasting the selected works on its own OTT
- ✓ A steady influx of content within platforms and channels can generate consistent profits and a stable retention ratio by forming enough of a customer base

CONTENTS IP PRODUCTION

- ✓ Capabilities in creative and production for a wide range of audience tastes and preferences
- ✓ Flexibility in the face of increasing convergence between various content genres and formats

Total Entertainment Conglomerate

IP SOURCING · INVESTMENT

- ✓ Reserve a high-level content IP by investing in and producing high-potential content ahead of time

Case Study

CJ ENM

CJ ENM was successful in forming a virtuous cycle structure among related companies through M&A

1. TVING, Mnet, Music, CJ ONSTYLE, DIA TV
2. JK Film, Studio Dragon, Bon Factory, JS Pictures, Bazooka, Tooniverse, Yong Film
3. LAPONE, WAKE ONE, CJ ENM Studio Center

✓ **Content IP Production**
Concentrate on producing content with consistent captive sales

✓ **Retail · Distribution**
Maintaining a consistent content pipeline via production labels

✓ **IP Sourcing · Investment**
Proactive content development investment for proprietary content IP

Source: Press Releases, KPMG Analysis

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

135

Strictly Private & Confidential K · Enter Drama Team

Strictly Private & Confidential © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 137 K · Enter Drama Team (Separate) | Income Statement Income Statement of the Target is as follows. Income Statement Source: KPMG Analysis, the Target’s business plan Forecast Historical Income Statement 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) 89,000 85,914 71,333 17,587 11,310 Revenue 3.6% 20.4% 305.6% 55.5% % Growth 61,905 63,810 52,571 17,143 10,952 COGS 69.6% 74.3% 73.7% 97.5% 96.8% % Revenue 27,095 22,105 18,762 444 357 Gross Profit 30.4% 25.7% 26.3% 2.5% 3.2% % Margin 1,897 1,684 1,472 1,263 917 SG&A 2.1% 2.0% 2.1% 7.2% 8.1% % Revenue 25,198 20,421 17,290 (819) (560) EBIT 28.3% 23.8% 24.2% (4.7)% (4.9)% % Margin 930 730 530 330 115 D&A 1.0% 0.8% 0.7% 1.9% 1.0% % Revenue 26,128 21,151 17,820 (489) (445) EBITDA 29.4% 24.6% 25.0% (2.8)% (3.9)% % Margin - - - - - Interest Income - - - - - Interest Expense - - - - - Other Income(Expense) 25,198 20,421 17,290 (819) (560) PBT 28.3% 23.8% 24.2% (4.7)% (4.9)% % Margin 5,636 4,480 3,782 - - Tax 19,562 15,941 13,508 (819) (560) Net Income 22.0% 18.6% 18.9% (4.7)% (4.9)% % Margin

K · Enter Drama Team (Separate) | Income Statement in USD

Strictly Private & Confidential

Income Statement of the Target in USD is as follows.

Income Statement[1)]

Income Statement		Historical		Forecast				
(USD K)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Revenue				8,700	13,529	54,872	66,088	68,462
% Growth					*55.5%*	*305.6%*	*20.4%*	*3.6%*
COGS				8,425	13,187	40,440	49,084	47,619
% Revenue				*96.8%*	*97.5%*	*73.7%*	*74.3%*	*69.6%*
Gross Profit				275	342	14,432	17,004	20,842
% Margin				*3.2%*	*2.5%*	*26.3%*	*25.7%*	*30.4%*
SG&A				705	972	1,132	1,296	1,459
% Revenue				*8.1%*	*7.2%*	*2.1%*	*2.0%*	*2.1%*
EBIT				(431)	(630)	13,300	15,708	19,383
% Margin				*(4.9)%*	*(4.7)%*	*24.2%*	*23.8%*	*28.3%*
D&A				88	254	408	562	715
% Revenue				*1.0%*	*1.9%*	*0.7%*	*0.8%*	*1.0%*
EBITDA				(342)	(376)	13,708	16,270	20,099
% Margin				*(3.9)%*	*(2.8)%*	*25.0%*	*24.6%*	*29.4%*
Interest Income				-	-	-	-	-
Interest Expense				-	-	-	-	-
Other Income(Expense)				-	-	-	-	-
PBT				(431)	(630)	13,300	15,708	19,383
% Margin				*(4.9)%*	*(4.7)%*	*24.2%*	*23.8%*	*28.3%*
Tax				-	-	2,909	3,446	4,335
Net Income				(431)	(630)	10,391	12,262	15,048
% Margin				*(4.9)%*	*(4.7)%*	*18.9%*	*18.6%*	*22.0%*

Note: 1) The exchange rate of 1 USD to KRW 1,300 apply. Source: KPMG Analysis, the Target's business plan

KPMG

© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

138

Strictly Private & Confidential Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 139 K · Enter Drama Team (Separate) | Balance Sheet Balance Sheet of the Target is as follows. Balance Sheet Forecast Historical Balance Sheet 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) 71,472 51,687 34,275 15,469 15,627 Total Assets 68,957 49,242 32,100 13,764 14,592 Current Assets 54,621 34,580 19,837 9,174 11,297 Cash & Cash Equivalent 1,295 1,251 1,038 256 165 Account Receivables 7,619 7,854 6,471 2,110 1,348 Inventory 1,000 1,000 1,000 1,000 1,000 Advance Payments 4,421 4,557 3,755 1,224 782 Prepaid Expenses 2,515 2,445 2,175 1,705 1,035 Non - current Assets 15 45 75 105 135 PP&E 2,500 2,400 2,100 1,600 900 Intangible Assets 8,839 8,616 7,146 1,848 1,187 Total Liabilities 1,276 1,315 1,083 353 226 Account Payables 7,564 7,302 6,062 1,495 961 Advances from Customers 62,633 43,070 27,130 13,622 14,440 Shareholders' Equity 62,633 43,070 27,130 13,622 14,440 Common Equity 15,000 15,000 15,000 15,000 15,000 Paid - in Capital 47,633 28,070 12,130 (1,378) (560) Retained Earnings

K · Enter Drama Team (Separate) | Cash Flow Statement

Strictly Private & Confidential

Cash Flow Statement of the Target is as follows.

Cash Flow Statement

Cash Flow Statement	Historical			Forecast				
(KRW Mn)	2020A	2021A	2022A	2023F	2024F	2025F	2026F	2027F
Cash Flow from Operating Activities				(2,553)	(1,123)	11,663	15,744	21,041
Net Income				(560)	(819)	13,508	15,941	19,562
(+) Depreciation & Amortization				115	330	530	730	930
(–) Change in NWC				2,108	634	2,375	927	(549)
Cash Flow from Investing Activities				(1,150)	(1,000)	(1,000)	(1,000)	(1,000)
(–) CAPEX				1,150	1,000	1,000	1,000	1,000
Cash Flow from Financing Activities				15,000	-	-	-	-
(+) Primary Investments				15,000	-	-	-	-
Beginning Cash				-	11,297	9,174	19,837	34,580
(+/–) Change in Cash				11,297	(2,123)	10,663	14,744	20,041
Ending Cash				11,297	9,174	19,837	34,580	54,621

Source: KPMG Analysis, the Target's business plan

KPMG © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

140

Strictly Private & Confidential 11,310 11,810 71,333 89,000 85,914 5,778 11,310 17,587 71,333 85,914 89,000 2023E 2024E 2025E 2026E 2027E Drama Movie K · Enter Drama Team (Separate) | Revenue Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Revenue (Unit: KRW mn) Drama 2023 - 2027 CAGR 67.5% Movie Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 141

Strictly Private & Confidential K · Enter Drama Team (Separate) | Revenue Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions Revenue Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 142 Movie Drama

Strictly Private & Confidential K · Enter Drama Team (Separate) | COGS · SG&A Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Cost of Goods Sold SG&A 216 221 226 233 586 241 712 716 721 726 115 330 530 730 930 917 1,263 1,472 1,684 1,897 8.1% 7.2% 2.1% 2.0% 2.1% 2023E 2024E 2025E 2026E 2027E Labor costs Fixed costs D&A % of Revenue - Movie: KRW 11bn for ‘Shark’ - Drama: KRW COGS SG&A - Labor costs: apply th - Fixed costs: apply the average expenses of affiliate companies in the content production business and increase them according to the EIU estimated CPI 10,952 11,429 52,571 63,810 61,905 5,714 10,952 17,143 52,571 63,810 61,905 96.8% 97.5% 73.7% 74.3% 69.6% 2023E 2024E 2025E 2026E 2027E Drama Movie % of Revenue Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 143

Strictly Private & Confidential K · Enter Drama Team (Separate) | COGS · SG&A Assumptions Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions COGS ▪ KRW - Bonus: 20% and 10% of total salary of executives and employees respectively, by business plan of the Target - Employee Benefits: Assumes that 7% of salary to remain constant, by business plan of the Target - Severance Benefits: Assumes that 1/12 of salary to remain constant Labor costs SG&A ▪ Rent: applies business plan of the Target ▪ Others: apply the average expenses of the affiliate companies in the content production business Fixed costs Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 144

Strictly Private & Confidential K · Enter Drama Team (Separate) | CapEx · D&A · NWC Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Assumptions Forecast Historical CAPEX · D&A · NWC Terminal 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) 1,000 1,000 1,000 1,000 1,150 CAPEX 930 730 530 330 115 D&A 30 30 30 30 15 Depreciation 900 700 500 300 100 Amortization Net Working Capital 1,308 1,295 1,251 1,038 256 165 Accounts Receivable 7,695 7,619 7,854 6,471 2,110 1,348 Inventory 4,465 4,421 4,557 3,755 1,224 782 Prepaid Expenses 1,000 1,000 1,000 1,000 1,000 1,000 Advance Payments 1,288 1,276 1,315 1,083 353 226 Accounts Payable 7,640 7,564 7,302 6,062 1,495 961 Advances from Customers 5,541 5,496 6,045 5,118 2,742 2,108 Net Working Capital 45 (549) 927 2,375 634 2,108 Changes in Net Working Capital CapEx, D&A - Accounts receivable: Assumed that average working capital days to revenue of the will remain constant - Inventory, Prepaid expenses: Assumed that average working capital days to COGS of the will remain constant - Accounts payable: Assumed that average working capital days to COGS of the will remain constant - Advance payments: Applied the business plan of the Target and assumed remaining constant - Advances from Customers: Assumed that average working capital days to revenue of the will remain constant NWC Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 145

Strictly Private & Confidential Source: KPMG Analysis, the Target’s business plan © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 146 Appendix | FCFF Analysis Free Cash Flow to Firm (FCFF) analysis of the Target are as follows. FCFF Analysis Forecast Historical K · Enter Drama Team Terminal 2027F 2026F 2025F 2024F 2023F 2022A 2021A 2020A (KRW Mn) 89,890 89,000 85,914 71,333 17,587 11,310 Revenue 1.0% 3.6% 20.4% 305.6% 55.5% % Growth 62,524 61,905 63,810 52,571 17,143 10,952 COGS 69.6% 69.6% 74.3% 73.7% 97.5% 96.8% % Revenue 27,366 27,095 22,105 18,762 444 357 Gross Profit 30.4% 30.4% 25.7% 26.3% 2.5% 3.2% % Margin 1,916 1,897 1,684 1,472 1,263 917 SG&A 2.1% 2.1% 2.0% 2.1% 7.2% 8.1% % Revenue 25,450 25,198 20,421 17,290 (819) (560) EBIT 28.3% 28.3% 23.8% 24.2% (4.7)% (4.9)% % Margin 5,697 5,636 4,480 3,782 - - Tax 19,753 19,562 15,941 13,508 (819) (560) NOPLAT 930 730 530 330 115 Adding: D&A 1,000 1,000 1,000 1,000 1,150 Deducting: CapEx 45 (549) 927 2,375 634 2,108 Deducting: ټ NWC 19,708 20,041 14,744 10,663 (2,123) (3,703) FCFF

Strictly Private & Confidential Appendix | FCFF Key Assumptions Key Assumptions applied to analyze Free Cash Flow to Firm (FCFF) of the Target are as follows. Key Assumptions Analysis Date Forecast Period Cash Flow Key Assumptions Terminal Growth Rate Income Tax Source: KPMG Analysis © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. 147 Macroeconomic Indicators

Appendix | Korean OTT Contents Market

Strictly Private & Confidential

Netflix, the No. 1 OTT platform in Korea, has been successful in domestic and foreign markets through original Korean content, and investment in Korean content, which is more efficient than in other countries, is expected to continue.

Investments in Korean Contents by Netflix and Original Titles


Investment in Korean contents by Netflix
The number of Netflix Korean original titles[1]
(Unit: KRW bn, titles)
15
82
92
248
333
550
-
1
1
5
9
20
24
2016
2017
2018
2019
2020
2021
2022

- The number of Netflix subscribers surged as OTT emerged as a new source of demand for content, due to the ripple effect of social distancing
- The competitiveness of OTT services is determined by the quality of the content, and Netflix has invested more than KRW 130 bn in Korean content over the past five years to expand production
- Original Korean contents, such as 〈Squid Game〉 and 〈All of Us are Dead〉, have succeeded in global success, driving Netflix's growth

Korean OTT Contents Market Trend

Reorganize to focus on a small number of OTT companies that have successfully invested in bold content

- Netflix has secured competitive content by guaranteeing a high margin rate compared to existing distribution channels, and based on this, it has expanded its market share
- As the growth of the OTT market slows, companies with weak content and subscriber base will be eliminated and Netflix-oriented OTT content production will be strengthened

Netflix's Continuous Investment Expected due to High Investment Efficiency in Korean Content

- Netflix announced plans to expand investment in non-English-speaking content, and "Two out of three top-rated non-English-speaking content in 2021 are Korean content."
- Korean content production costs are 1/10th that of the United States, and Korean content is expected to benefit from expanding investment in non-English content due to its high efficiency compared to production costs

The Limited Expansion of OTT Original Film Production Expected

- Drama can expand the content consumption period from weeks to months by dividing the season and releasing one drama every week
- On the other hand, the expansion of original contents of the movie is expected to be limited as the consumption period of the movie is short from 1 to 2 days, which is disadvantageous in terms of maintaining the number of subscribers

Note: 1) Includes movies, dramas, entertainment shows, documentaries and animations / Source: Press Release, Expert Interview, Netflix, KPMG Analysis

KPMG
© 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

148

kpmg.com/kr © 2023 KPMG Samjong Accounting Corp., a Korea Limited Liability Company and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved. The KPMG name and logo are trademarks used under license by the independent member firms of the KPMG global organization. The information contained herein is of a general nature and is not intended to address the circumstances of any particular individual or entity. Although we endeavour to provide accurate and timely information, there can be no guarantee that such information is accurate as of the date it is received or that it will continue to be accurate in the future. No one should act on such information without appropriate professional advice after a thorough examination of the particular situation. Contact us Strictly Private & Confidential PARK, Young - gul Partner Tel. 02 2112 0749 Mail. younggulpark@kr.kpmg.com PARK, Song - hak Director Tel. 02 2112 7585 Mail. songhakpark@kr.kpmg.com